UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐      Preliminary Proxy Statement

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☑      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

AMC Networks Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which is being held on Tuesday, June 5, 2012 at 10:00 a.m. Eastern Time at the IFC Center at 323 Sixth Avenue, New York, New York.

In addition to the matters described in the attached proxy statement, we will report on the Company’s activities during 2011. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Stockholders may vote by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope that is provided.

Sincerely yours,

Charles F. Dolan Executive Chairman

April 24, 2012

AMC NETWORKS INC., 11 PENN PLAZA, NEW YORK, NY 10001

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Networks Inc.

The Annual Meeting of Stockholders of AMC Networks Inc. (the “Company”) will be held at the IFC Center at 323 Sixth Avenue, New York, NY 10014 on Tuesday, June 5, 2012, at 10:00 a.m. Eastern Time to consider and vote upon the following proposals:

1.	Election of Directors.
2.	Ratification of appointment of independent registered public accounting firm.
3.	Approval of the Company’s Amended and Restated 2011 Employee Stock Plan.
4.	Approval of the Company’s Amended and Restated 2011 Cash Incentive Plan.
5.	Approval of the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors.
6.	An advisory vote on the compensation of the Company’s executive officers.
7.	An advisory vote on the frequency of future advisory votes on executive compensation.
8.	Conduct such other business properly brought before the meeting.

Only stockholders of record on April 9, 2012 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

By order of the Board of Directors,

Anne G. Kelly
Senior Vice President and Secretary

New York, New York

April 24, 2012

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2012

GENERAL INFORMATION

Questions and Answers You May Have About our Annual Meeting and Voting

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Networks” refer to AMC Networks Inc., a Delaware corporation. “AMC Networks Inc.” refers to AMC Networks Inc. individually as a separate entity. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The NASDAQ Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 24, 2012.

Who may vote at the annual meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register on April 9, 2012, may vote at the meeting. On April 9, 2012, there were 58,201,685 shares of Class A Common Stock and 13,534,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of four candidates to the board of directors of AMC Networks (the “Board of Directors” or “Board”). Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of eight candidates to the Board. As a result of their ownership of Class B Common Stock, Charles F. Dolan, certain members of his family and certain related family entities, have the power to elect all of the directors to be elected by the holders of Class B Common Stock, to approve Proposals 2, 3, 4, 5 and 6, and to determine the outcome of Proposal 7, regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Networks stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or by telephone at 1-800-468-9716.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Wells Fargo Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.

The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote in person at the meeting. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class constitutes a quorum for that action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on the ratification of KPMG LLP as the Company’s independent auditors, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, approval of the Amended and Restated 2011 Cash Incentive Plan, Amended and Restated 2011 Employee Stock Plan or the Amended and Restated 2011 Stock Plan for Non-Employee Directors or on the advisory votes without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class B Common Stock. Approval of Proposals 2, 3, 4, 5, 6 and 7 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposals 1, 3, 4, 5, 6 or 7 because abstentions and broker non-votes are not considered votes cast. Proposals 6 and 7 are advisory votes only and are not binding on the Company.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to the Company’s Secretary at 11 Penn Plaza, New York, NY 10001.

How will my shares be voted at the annual meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement (Proposal 1), as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year (Proposal 2);
•	FOR the approval of the Company’s Amended and Restated 2011 Employee Stock Plan (Proposal 3);
•	FOR the approval of the Company’s Amended and Restated 2011 Cash Incentive Plan (Proposal 4);
•	FOR approval of the Company’s Amended and Restated 2011 Stock Plan For Non-Employee Directors (Proposal 5);
•	FOR the approval, on an advisory basis, of the compensation of our named executives (Proposal 6); and
•	FOR the recommendation, on an advisory basis, that future advisory votes on executive compensation be held every three years (Proposal 7).

Why are we now being asked to approve the Company’s Amended and Restated 2011 Employee Stock Plan, Amended and Restated 2011 Cash Incentive Plan and Amended and Restated 2011 Stock Plan for Non-Employee Directors?

These plans were established prior to the Distribution (as defined below) and approved by CSC Holdings, LLC, a subsidiary of Cablevision Systems Corporation (“Cablevision”) and the sole stockholder of the Company at that time. As previously disclosed and permitted by NASDAQ and the Internal Revenue Service (“IRS”) rules, we are seeking stockholder approval of such plans at our first annual stockholders’ meeting as a public company. Stockholders are being asked to approve these plans to satisfy NASDAQ rules and certain IRS transition rules for newly public companies to permit the Company to obtain tax deductions for certain compensation paid to executive officers.

Who pays for this solicitation?

The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to solicit proxies at a cost of $15,000 plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

If I wish to attend the annual meeting, what identification must I show to be admitted?

Attendance at the annual meeting is limited to stockholders. Registration will begin at 9:00 a.m. Eastern Time. All stockholders will be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 9, 2012 (the “Record Date”). If your shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization and you plan to attend the annual meeting, please bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. Please understand that, for security reasons, we cannot admit to the meeting stockholders who lack the proper identification described above.

Cameras, transmission, broadcasting and other recording devices, including the use of cell phones, will not be permitted at the meeting. All bags and packages will be subject to security inspections.

CORPORATE GOVERNANCE

AMC Networks Inc. was incorporated on March 9, 2011 as an indirect, wholly owned subsidiary of Cablevision Systems Corporation (Cablevision Systems Corporation and its subsidiaries are referred to as “Cablevision”). On June 6, 2011, Cablevision’s board of directors approved the distribution of all of the outstanding common stock of the Company to Cablevision stockholders (the “Distribution”) and the Company thereafter acquired 100% of the limited liability company interests in Rainbow Media Holdings LLC (“RMH”), a subsidiary of Cablevision Systems Corporation. Cablevision spun off the Company and the Company became an independent public company on June 30, 2011, the date of the Distribution (the “Distribution Date”).

AMC Networks Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the President and Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcnetworks.com. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. Non-management directors who are not independent under the rules of NASDAQ may participate in these executive sessions, but directors who are independent under the rules of NASDAQ must meet separately in regularly scheduled executive sessions at least twice each year.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for these purposes, at 1-888-217-8076.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investor.amcnetworks.com. In addition, a copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules, and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent board of directors and an independent corporate governance and nominating committee because of our status as a controlled company. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of the Company’s Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Our Board has determined that each of the following non-employee directors is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Neil M. Ashe and Robert C. Wright and Dr. Leonard Tow.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated twelve director candidates named below. Of the twelve nominees for director, four are to be elected by the Class A stockholders and eight are to be elected by the Class B stockholders. All of the directors are elected for a term to expire at the next annual meeting of the Company’s stockholders.

Messrs. Charles F. Dolan and James L. Dolan were elected by the Company’s incorporator on March 9, 2011. Mr. Neil M. Ashe, Mr. Alan D. Schwartz, Dr. Leonard Tow, Mr. Robert C. Wright, Ms. Kristin A. Dolan, Mr. Thomas C. Dolan, Ms. Marianne Dolan Weber and Mr. Brian G. Sweeney were elected by the Company’s sole stockholder on June 6, 2011.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card would be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card would be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Directors Elected by Class A Common Stockholders

NEIL M. ASHE — Age 44

Director since June 30, 2011

Mr. Ashe is President and Chief Executive Officer, Walmart Global eCommerce since January 2012. President of CBS Interactive from July 2008 to March 2011 and from March 2011 to July 2011 Special Advisor to the Chief Executive Officer of CBS Corporation. Chief Executive Officer of CNET Networks, Inc. from October 2006 to July 2008. Mr. Ashe is also a director of Hungry Machine Inc. d.b.a. Living Social and a member of the Board of Regents of Georgetown University. During the past five years, Mr. Ashe was a director of CNET Networks.

In light of Mr. Ashe’s business leadership and management experience gained as the president and the chief executive officer of major internet content and information providers, including content relating to a major television network, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

ALAN D. SCHWARTZ — Age 62

Director since June 30, 2011

Mr. Schwartz is Executive Chairman of Guggenheim Partners, LLC since 2009. Consultant for Rothschild Inc. from 2008 to 2009. President of The Bear Stearns Companies, Inc. from 2007 to 2008; Chief Executive Officer of The Bear Stearns Companies, Inc. from January 2008 to March 2008; Co-President of The Bear Stearns Companies, Inc. from 2001 to 2007; and President and Co-Chief Operating Officer of The Bear Stearns Companies, Inc. from 2001 to 2008. Mr. Schwartz is also a director of The Madison Square Garden Company and Marvin & Palmer Associates, Inc. He is a trustee of Duke University and a member of the boards of the Robin Hood Foundation, MENTOR: the National Mentoring Partnership, St. Vincent’s Services for Children and NYU Medical Center.

In light of Mr. Schwartz’s experience as an investment banker, his experience as a senior executive of other businesses and his service as a director of other public companies and charitable institutions, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

LEONARD TOW – Age 83

Director since June 30, 2011

Dr. Tow is Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow is also a director of Cablevision and was a director of Citizens Communications Company from 1989 to 2004. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation and a member of the board of the Lincoln Center Theater.

In light of Dr. Tow’s experience as a founder and chief executive officer of a major cable television company, his experience as the chief executive officer of a private company, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

ROBERT WRIGHT — Age 69

Director since June 30, 2011

Mr. Wright is Senior Adviser of THL Investment Capital since 2008. He served as Vice Chairman of General Electric Company and President, Chief Executive Officer and Chairman of NBC and NBC Universal from 1986 to 2007. Mr. Wright is also a director of Polo Ralph Lauren Corporation, Mission Product LLC and EMI Group Global Ltd. Mr. Wright has served on the boards of General Electric Company and NBC Universal. He is a trustee of the New York Presbyterian Hospital and co-founder of Autism Speaks.

In light of Mr. Wright’s extensive business leadership and management experience at a major television network and leading media and entertainment company and his service as a director of other public companies, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

Directors Elected by Class B Common Stockholders

WILLIAM BELL — Age 72

Director since June 30, 2011

Mr. Bell is Consultant to Cablevision since 2005 and has held various positions at Cablevision and its predecessor since 1979, including as its Vice Chairman and Chief Financial Officer until 2004.

In light of Mr. Bell’s experience in various positions with Cablevision since 1979, including as its former Vice Chairman and Chief Financial Officer, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

CHARLES F. DOLAN — Age 85

Director since March 9, 2011

Mr. Charles F. Dolan is Executive Chairman of the Company since June 6, 2011. Chairman of Cablevision since 1985. Chief Executive Officer of Cablevision from 1985 to October 1995. Founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. He serves as a director of Cablevision and The Madison Square Garden Company. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Marianne Dolan Weber, and the father-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Mr. Dolan’s experience as founder, his service as Chairman of Cablevision and, previously, as the Chief Executive Officer of Cablevision and its predecessors, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

JAMES L. DOLAN — Age 56

Director since March 9, 2011

Mr. James L. Dolan is President of Cablevision since June 1998. Chief Executive Officer of Cablevision since October 1995. Executive Chairman of The Madison Square Garden Company since July 2009. Chairman of The Madison Square Garden Company since October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995. Vice President of Cablevision from 1987 to September 1992. He serves as a director of Cablevision, The Madison Square Garden Company and Live Nation Entertainment, Inc. Mr. James L. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the brother of Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer since 1995, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

KRISTIN A. DOLAN — Age 46

Director since June 30, 2011

Ms. Kristin A. Dolan is Senior Executive Vice President of Product Management and Marketing of Cablevision since November 2011. Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of Cablevision and The Madison Square Garden Company. Ms. Kristin A. Dolan is the daughter-in-law of Charles F. Dolan, the spouse of James L. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney and Marianne Dolan Weber.

In light of Ms. Dolan’s experience in various positions with Cablevision since 1990, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

PATRICK F. DOLAN — 60

Director since June 30, 2011

Mr. Patrick F. Dolan is President of News 12 Networks, a subsidiary of Cablevision, since February 2002. Vice President of News 12 Networks from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of Cablevision, from December 1991 to September 1995. He serves as a director of Cablevision. Mr. Patrick F. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1989, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

THOMAS C. DOLAN — Age 59

Director since June 30, 2011

Mr. Thomas C. Dolan is Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision since September 2008. Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. Mr. Dolan was on unpaid leave of absence from Cablevision from April 2005 until September 2008. Senior Vice President and Chief Information Officer of Cablevision from February 1996 to October 2001. Vice President and Chief Information Officer of Cablevision from July 1994 to February 1996. General Manager of the Cablevision’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Cablevision’s East End Long Island cable system from August 1987 to October 1991. He serves as a director of Cablevision and The Madison Square Garden Company. Mr. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board. See Item 3, “Legal Proceedings — Other Legal Matters” of our Annual Report on Form 10-K for a discussion of a lawsuit filed by Mr. Dolan against RMH and Cablevision.

BRIAN G. SWEENEY — Age 47

Director since June 30, 2011

Mr. Brian G. Sweeney is Senior Vice President — eMedia of Cablevision since January 2000. He serves as a director of Cablevision and The Madison Square Garden Company. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

MARIANNE DOLAN WEBER — Age 54

Director since June 30, 2011

Ms. Marianne Dolan Weber was Chairman of The Dolan Family Foundation from September 1999 through December 2011 and Chairman of The Dolan Children’s Foundation from September 1999 through December 2011. President of The Dolan Family Foundation from 1986 to September 1999. President of The Dolan Children’s Foundation from 1997 to September 1999. Manager of Dolan Family Office, LLC from 1997 through December 2011. She serves as a director of Cablevision and The Madison Square Garden Company. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Ms. Dolan Weber’s experience as a member of Cablevision’s founding family and as Chairman of the Dolan Family Foundation and the Dolan Children’s Foundation, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

BOARD OF DIRECTORS

Term of Office and Attendance at Board Meetings

The term of office of our directors will expire at the annual meeting of stockholders on June 5, 2012 at which time our stockholders will vote on each director’s re-election for a term to expire at the annual meeting of the Company’s stockholders in 2013. See “Proposal 1 — Election of Directors.” The business address for each director is c/o AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Each director is a citizen of the United States. We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board.

The Board met two times between July 1, 2011 and December 31, 2011. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time, with the exceptions of Mr. James Dolan and Ms. Marianne Dolan Weber.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;
•	Personal qualities and characteristics, accomplishments and reputation in the business community;
•	Ability and willingness to commit adequate time to Board and committee matters; and
•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2013 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws. See “Other Matters — Stockholder Proposals for 2013 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A common stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Leadership Structure

Our Board has chosen to separate the roles of Executive Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure as it recognizes both Mr. Charles F. Dolan’s senior executive role with the Company as well as his leadership position on the Company’s Board while the Company is also able to benefit from the experience of its President and Chief Executive Officer, Mr. Joshua W. Sapan, with responsibility for day-to-day management of the Company.

Risk Oversight

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align the executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking. Our Compensation Committee has considered the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs.

Director Compensation

Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board, committee or non-management director meeting attended in person; and $500 per Board, committee or non-management director meeting attended by telephone. Non-employee directors also receive $10,000 annually per committee chairmanship or $5,000 annually per committee membership. A director who is a Company employee receives no additional compensation for serving as a director.

We also pay our non-employee directors compensation in restricted stock units. Each non-employee director receives an annual grant of restricted stock units for the number of shares of common stock equal to $110,000 based on the closing price on the date of grant. The 2011 award of restricted stock units was granted to our non-employee directors on August 9, 2011 under our 2011 Stock Plan for Non-Employee Directors. It is anticipated that in the future, such awards will be granted on the date of the annual stockholder meeting using the twenty trading day average closing price concluding on the day prior to the annual stockholder meeting. The restricted stock units the non-employee directors receive are fully vested on the date of grant and settled in stock, or at the Compensation Committee’s election, in cash, upon the first business day following 90 days after service on the Board ceases. Such compensation is made pursuant to our 2011 Stock Plan for Non-Employee Directors.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from June 30, 2011 through December 31, 2011. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total ($)
Neil M. Ashe	47,500	110,000	—	—	—	*	157,500
Alan D. Schwartz	29,000	110,000	—	—	—	—	139,000
Leonard Tow	49,000	110,000	—	—	—	*	159,000
Robert C. Wright	31,000	110,000	—	—	—	—	141,000
William J. Bell	29,000	110,000	—	—	—	—	139,000
James L. Dolan	27,000	110,000	—	—	—	—	137,000
Kristin A. Dolan	29,000	110,000	—	—	—	—	139,000
Patrick F. Dolan	29,000	110,000	—	—	—	—	139,000
Thomas C. Dolan	27,500	110,000	—	—	—	—	137,500
Brian G. Sweeney	27,500	110,000	—	—	—	—	137,500
Marianne Dolan Weber	25,000	110,000	—	—	—	—	135,000

*	Represents less than $10,000.

(1)	These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursements of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)	This column reflects the fair market value of 3,541 restricted stock units granted on August 9, 2011 to each non-employee director as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)	For each non-employee director, the aggregate number of restricted stock units held as of December 31, 2011 is as follows: Mr. Neil M. Ashe, 3,541 units; Mr. Alan D. Schwartz, 3,541 units; Dr. Leonard Tow, 3,541 units; Mr. Robert Wright, 3,541 units; Mr. William J. Bell, 3,541 units; Mr. James L. Dolan, 3,541 units; Ms. Kristin A. Dolan, 3,541 units; Mr. Patrick F. Dolan, 3,541 units; Mr. Thomas C. Dolan, 3,541 units; Mr. Brian G. Sweeney, 3,541 units and Ms. Marianne Dolan Weber, 3,541 units.

(4)	No stock options were awarded between June 30, 2011 and December 31, 2011 in connection with the directors’ service to the Company.

(5)	The Company encouraged its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Independent Committee.

Audit Committee

Our Audit Committee met two times between June 30, 2011 and December 31, 2011. The Audit Committee consists of Dr. Tow (Chair) and Messrs. Ashe and Wright. The primary purposes and responsibilities of our Audit Committee are to: (a) assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm; (b) appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm; (c) review the appointment and replacement of the head of our internal audit department; (d) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints; (e) review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy; (f) conduct and review with the Board an annual performance evaluation of the Audit Committee; (g) prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement; (h) review and reassess the Audit Committee charter at least annually; and (i) report to the Board on a regular basis. The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Messrs. Ashe and Wright is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Corporate Governance — Communicating with Our Directors.”

Compensation Committee

Our Compensation Committee met three times between June 30, 2011 and December 31, 2011. The Compensation Committee consists of Mr. Ashe (Chair) and Dr. Tow. The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs; (b) review and approve corporate goals and objectives relevant to the compensation of our Executive Chairman and President and Chief Executive Officer (the “CEO”), evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation; (c) make recommendations to the Board with respect to the compensation of our executive officers (other than the Executive Chairman and the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934 (together with the Executive Chairman and the CEO, the “Senior Employees”); (d) approve any new equity compensation plan or material changes to an existing plan;

(e) oversee the activities of the committee or committees administering our retirement and benefit plans; (f) in consultation with management, oversee regulatory compliance with respect to compensation matters; (g) determine and approve any severance or similar termination payments to be made to Senior Employees (current or former); (h) determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies; (i) prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement; (j) conduct and review with the Board an annual performance evaluation of the Compensation Committee; and (k) report to the Board on a regular basis, but not less than annually. The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Executive Chairman and CEO, evaluates their performance in light of those goals and objectives and determines and approves the compensation levels for the Executive Chairman and CEO based on this evaluation. In determining the long-term incentive component compensation for the Executive Chairman and CEO, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the Executive Chairman and to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Mr. Ashe and Dr. Tow served as members of the Compensation Committee during the 2011 fiscal year. Neither of them is a current or former officer or employee of the Company.

Independent Committee

Pursuant to the Company’s Related Party Transaction Approval Policy, the Board established an independent committee (the “Independent Committee”). The Independent Committee consists of Mr. Ashe and Dr. Tow. The Independent Committee is responsible for reviewing and approving or taking such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person”, as defined in Item 404 of Regulation S-K of the Securities and Exchange Commission (“Item 404”), on the other hand, has or will have a direct or indirect material interest. Similarly, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and Cablevision and its subsidiaries or The Madison Square Garden Company and its subsidiaries, on the other hand, to the extent involving amounts in excess of the dollar threshold set forth in Item 404. See “Related Party Transaction Approval Policy.”

Our Amended By-laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Absence of Nominating Committee

As permitted under NASDAQ rules, we do not have a nominating committee. We believe that it is appropriate not to have a nominating committee because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation. Instead, our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Other Committees

Our Amended By-laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for the fiscal year 2012. KPMG LLP will audit our financial statements for fiscal year 2012. Representatives of KPMG LLP will be present at the annual meeting to answer appropriate questions and to make a statement if they desire. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our amended and restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS

The following table provides information about fees for services rendered by KPMG LLP, our independent registered public accounting firm, in 2011 and 2010:

	2011 Amounts	2010 Amounts
Audit fees (1)	$1,680,846	$2,050,157
Audit-related fees (2)	$198,000	—
Tax fees (3)	$40,074	$8,507
All other fees (4)	—	$33,500

(1)	Audit fees billed to the Company, which include intercompany charges received by the Company from Cablevision of $716,500 and $1,939,400 for the allocable portion of KPMG LLP’s audit and audit-related fees in 2011 and 2010, respectively, consist of (i) services for work arising from the Company’s 2011 financial statement audit and the consolidated Cablevision audit in 2010 including statutory and separate company audits of the financial statements of certain company subsidiaries, and (ii) reviews of the Company’s unaudited consolidated interim financial statements as of June 30, 2011 and September 30, 2011.

(2)	Audit-related fees billed to the Company consisted principally of services relating to agreed upon procedures including filings with the SEC.

(3)	Tax fees billed to the Company consisted of fees for tax compliance and related services.

(4)	All other fees billed to the Company consisted principally of fees in connection with the VOOM HD Holdings LLC (“VOOM HD”) litigation.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit-related fees” and “Tax fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control.

The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Communication with Audit Committees Concerning Independence, as adopted by the PCAOB in Rule 3526, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit department and the independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Senior Vice President of Internal Audit and Compliance, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm on the effectiveness of our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2011 filed with the SEC.

Members of the Audit Committee

Leonard Tow (Chair)

Neil M. Ashe

Robert Wright

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

AMC Networks Inc. (the “Company”) compensates its named executive officers through salary, bonus, long-term incentive awards, and fringe benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our management that are tied to key financial measures that we believe drive stockholder value and reward sustained achievement of our key financial goals.

This Executive Compensation Discussion and Analysis presents historical and current information and analysis related to the compensation programs for our named executive officers. For purposes of this Executive Compensation Discussion and Analysis, Messrs. Charles F. Dolan, Joshua W. Sapan, Edward A. Carroll, Sean S. Sullivan, and James G. Gallagher are referred to collectively as our named executive officers (“NEOs”). This Executive Compensation Discussion and Analysis provides a description of the specific arrangements that the Company has in place for its NEOs as well as a discussion of our compensation philosophy for the NEOs in 2011. Going forward, the Compensation Committee of our Board (the “Compensation Committee”) will review regularly all aspects of compensation and make appropriate adjustments.

The historical compensation information presented in our Summary Compensation Table for fiscal year 2010 and the first six months of 2011, prior to the Distribution, for Messrs. Sapan, Carroll, Sullivan and Gallagher is based upon services rendered by these executives, each of whom was an executive of Rainbow Media Holdings LLC while it was a subsidiary of Cablevision. The services rendered by these executives in 2010 and the first six months of 2011 were, in some instances, in capacities not equivalent to the positions in which they are currently serving the Company or our subsidiaries. The historical compensation information for 2010 and the first six months of 2011 is therefore not necessarily indicative of the compensation amounts, philosophy or benefits these individuals, or other executive officers of our Company, receive as executive officers of the Company as a separate public company. Mr. Dolan was a named executive officer of Cablevision in 2010 and 2011. The historical compensation information presented in our Summary Compensation Table for Mr. Dolan for fiscal year 2010 is based upon his services to, and compensation received from, Cablevision, and for fiscal year 2011 is based upon his services to, and compensation received solely from, the Company after the Distribution. The historical compensation Mr. Dolan received from Cablevision is not comparable to the compensation he received from the Company. All of the information set forth in this proxy statement relating to Cablevision compensation amounts and benefits has been provided by Cablevision or has otherwise been obtained from Cablevision’s public filings with the SEC. With respect to current compensation, we have presented information below under “Elements of In-Service Compensation” and “Executive Compensation Tables — Employment Agreements” concerning the compensation that Messrs. Dolan, Sapan, Carroll and Sullivan received from the Company under employment agreements which each officer has entered into with the Company.

Overview of Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our Executive Chairman and the CEO, evaluates their performance in light of those goals and objectives and determines and approves their respective compensation level based on this evaluation; (3) makes recommendations to our Board with respect to the compensation of our other executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, subject to further approvals or determinations of the Compensation Committee to achieve compliance with Rule 16b-3 under the Exchange Act and Code Section 162(m); (4) oversees the activities of the committee or committees administering our retirement and benefit plans; and (5) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Board of Directors — Board Committees — Compensation Committee.”

Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives. The compensation consultant advises the Compensation Committee on designing our executive compensation program and the reasonableness of individual compensation awards for our NEOs. The compensation consultant reports directly to our Compensation Committee, and, at the request of the Compensation Committee, the compensation consultant meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

In August 2011, our Compensation Committee engaged Pay Governance LLC (the “compensation consultant”) to serve as its independent compensation consultant. In such capacity, following its selection as the independent compensation consultant, the compensation consultant attended all meetings of the Compensation Committee, and provided advice and recommendations in connection with the structure of the Company’s compensation program, including on the design of the executive compensation program and the reasonableness of individual compensation targets and awards. Such advice and recommendations incorporated both market data and Company-specific factors. The compensation consultant did not provide any other services for the Company.

Role of Executives in Determining Compensation

The Compensation Committee reviews the performance and compensation of the Executive Chairman and the President and Chief Executive Officer and, following discussions with the compensation consultant, establishes each of their compensation. The management of the Company assists the Compensation Committee and the compensation consultant as described in this Executive Compensation Discussion and Analysis, and provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and the President and Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.

Executive Compensation Program Objectives and Philosophy

The Company is a media business comprised of dynamic and powerful brands. In support of its business objectives, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to achieve strong financial, operational and stock performance. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value.

The following principles describe the key objectives of our executive compensation program:

•

the majority of compensation for the Company’s executive officers should be at risk and based on the performance of the Company, so that actual compensation levels depend upon the Company’s actual performance as determined by the Compensation Committee;

•	incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results;

•	equity-based compensation should be used to align the interests of our executive officers with our stockholders’ interests; and

•

the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

In designing the executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances among: (1) short-term and long-term compensation; (2) cash and equity compensation; and (3) performance-based and non-performance-based compensation.

As a result, the primary elements of compensation provided to our executive officers are base salary, an annual cash performance bonus and long-term incentive awards in the form of restricted stock units and cash performance awards that typically cliff vest in three years. We target the elements of our compensation so that at least 60% of total compensation for our NEOs consists of an annual performance-based cash bonus and long-term incentive awards. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Compensation Practices and Policies

General

The following discussion describes the practices and policies implemented by the Compensation Committee in 2011 following the Distribution. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation is covered by employment agreements, which, in the case of Messrs. Dolan and Sapan, were entered into in connection with the Distribution and approved by Cablevision’s compensation committee. Employment agreements with Messrs. Carroll and Sullivan were entered into prior to the Distribution and were not revised or replaced in connection with the Distribution.

Prior to the Distribution, the compensation of the NEOs was determined by Cablevision pursuant to their compensation program. As an executive officer of Cablevision, Cablevision’s compensation committee determined Mr. Dolan’s compensation. Messrs. Sapan, Carroll, Sullivan and Gallagher were not executive officers of Cablevision, and, as a result, Cablevision’s executive management, working within guidelines established by Cablevision’s compensation committee, reviewed their compensation. Prior to the Distribution, annual cash incentive awards and long-term incentive awards, including equity-based awards, granted to the NEOs, were granted under Cablevision’s respective incentive plans, and administered by the Cablevision compensation committee. In addition, employees of Cablevision, including the NEOs prior to the Distribution, participated in retirement, health and welfare and fringe benefit programs provided by Cablevision.

Performance Objectives

As described below under “Elements of In-Service Compensation,” the Company grants performance-based incentive compensation as an important element of executive compensation.

Generally, the performance metrics for the Company’s incentive compensation have been based on the Company’s net revenues, adjusted operating cash flow, or “AOCF,” and free cash flow. The Company defines AOCF, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, and restructuring expense or credit. Because it is based on operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. AOCF is based upon the AOCF of the Company excluding the cost of the Company’s long-term incentive program that is included as an expense of the segments. Free cash flow (as defined in the performance metrics) is a non-GAAP financial measure and means the combined AOCF of the Company, less the difference between cash payments for contractual rights and the amortization of such rights accounted for in AOCF.

The Company considers these performance measures to be key measures of the Company’s operating performance. At the time of grant of an award, the performance measures used may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the NEOs for 2011, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the NEOs upon various termination scenarios. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

Following the Distribution, as part of the Compensation Committee’s review of 2011 compensation, the compensation consultant assisted the Compensation Committee in: (1) determining a peer group to be used for competitive comparisons; (2) assessing executive compensation in comparison with the peer group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against a relevant peer group of companies. Following the Distribution, the Compensation Committee, with the assistance of the compensation consultant, selected the following companies to comprise its peer group for 2011: Discovery Communications, Inc., Scripps Networks Interactive, Inc., Lions Gate Entertainment Corp., DreamWorks Animation SKG Inc., Crown Media Holdings Inc., Electronic Arts Inc., SIRIUS XM Radio Inc., and Take-Two Interactive Software Inc. This peer group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K. Due to the fact that only a few of the companies in our peer group had an executive serving as a chief operating officer, the Compensation Committee also considered a supplemental reference group for the Company’s Chief Operating Officer role, which included business unit executives at Black Entertainment Television LLC, Cable News Network, the Walt Disney Company, Home Box Office, Inc., NBC Universal Media LLC and Time Warner Inc. In addition, the Compensation Committee considered internal and external sources of information to determine the appropriate level and mix of compensation. In order to obtain a general understanding of current compensation practices, the Compensation Committee considered multiple broad-based compensation surveys prepared by a variety of different compensation firms and industry groups.

Following the Distribution, in connection with the review of 2011 compensation, the compensation consultant presented to the Compensation Committee a comparison of total direct compensation and each of its components with the median in its peer group. In its review, the compensation consultant noted that there was limited market information regarding the role and compensation of the Executive Chairman in its peer group. The Compensation Committee further considered that the Company’s founder and Executive Chairman, Mr. Charles F. Dolan, plays a unique and important role in setting the strategic direction of the Company in addition to his role on the Board. The Compensation Committee did not change any of the applicable compensation amounts in Mr. Dolan’s employment agreement which was entered into prior to the Distribution and approved by the Cablevision compensation committee prior to the Distribution. The compensation consultant compared Mr. Dolan’s total target compensation to that received by other executive chairmen of other similar sized companies who were significant shareholders of their companies and found that Mr. Dolan’s total target compensation was between the 50th to 75th percentile of this group.

In connection with its review of 2011 compensation following the Distribution, the Compensation Committee set a general guideline for target total direct compensation, over time, at a range from the median to the 75th percentile of the peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Compensation Committee believes that this range was appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s performance. The Compensation Committee believes that these guidelines for target total direct compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. Messrs. Carroll, Sullivan and Gallagher’s total direct compensation in 2011 were below the median of the peer group. Mr. Sapan’s total direct compensation was at approximately the 60th percentile of the peer group. As a result, for 2012, the Compensation Committee increased the base salaries for Messrs. Sullivan and Gallagher by approximately 8% and 11%, respectively. The Compensation Committee also increased Mr. Sullivan’s and Mr. Gallagher’s target annual incentive awards, which are equal to a percentage of their annual base salary. Mr. Sullivan’s target annual incentive award was increased from 60% to 75% and Mr. Gallagher’s target annual incentive award was increased from 45% to 60%. In addition, the Compensation Committee increased the long-term incentive grants of Messrs. Carroll, Sullivan and Gallagher. As a result of these changes, the Compensation Committee believes that, for 2012, the total compensation of Messrs. Carroll, Sullivan and Gallagher will be at or slightly below the median of each executive’s respective peer group.

Overview of 2011 Fiscal Performance and Executive Compensation

In determining compensation for fiscal year 2011 following the Distribution, the Compensation Committee considered the strong growth the Company achieved as a newly formed public company. The Company achieved AOCF growth of 10.1% and net revenue growth of 10.1%.

The Company continued its strategy of increasing its investment in its original programming and other content that fits our core business and brand portfolios to continue to drive ratings growth at our networks. As a result, we successfully developed outstanding original programming and significantly increased our ratings at our key networks. This allowed us to grow our advertising revenues, deliver audiences for our advertising partners and position ourselves well for future growth in advertising revenues, which represent approximately 38% of our total net revenues.

The Company also expanded its distribution of content through new and existing platforms and expanded our relationships with our affiliates and other partners, leading to growth in our affiliation fee revenues.

In connection with the Distribution, in 2011 the Company transitioned from a wholly owned subsidiary of Cablevision to a stand-alone public company. As part of this transition, the Company has implemented its own equity and cash compensation programs, and employee benefits arrangements, as discussed throughout this Executive Compensation Discussion and Analysis. We have tailored these programs and arrangements for our employees, including our NEOs, to meet the Company’s compensation philosophy and objectives. In addition, during the course of 2011 we successfully separated our corporate departments from Cablevision’s and created our own separate public company administrative, legal, human resources, information technology and accounting departments.

Elements of In-Service Compensation

Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s desire to attract, retain, motivate and reward highly-qualified executive officers. The compensation program included the following key elements for 2011: base salary; annual cash incentives; long-term incentives; retirement, health and welfare and other benefits, which are generally provided to all other eligible employees; and additional executive benefits, including post-termination compensation under certain circumstances as described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the compensation consultant and other factors, such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

As noted in greater detail below under “Executive Compensation Tables — Employment Agreements,” Mr. Dolan is also employed by Cablevision, as its Chairman. Mr. Dolan is separately compensated by Cablevision with respect to such employment.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate the NEOs for the day-to-day services performed for the Company. Base salaries for these executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. Each of the employment agreements of Messrs. Dolan, Sapan, Carroll and Sullivan contains a minimum base salary level. For information regarding these minimum base salary levels, please see “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee currently reviews the salaries of the executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance and experience and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. During 2011, Messrs. Sapan, Sullivan and Gallagher were granted base salary increases of 3.2%, 1.75% (which represents the prorated increase for 2011) and 3%, respectively, effective as of January 1, 2011, which were within the typical range of increases granted to the Company’s employees in 2011. Mr. Carroll was granted a base salary increase of 9% due to his outstanding performance. As Mr. Dolan joined the Company in connection with the Distribution in June 2011, he did not receive any additional salary increase in 2011. The annual base salaries paid to the NEOs in 2011 were as follows: Mr. Dolan — $400,000; Mr. Sapan — $1,280,000; Mr. Carroll — $1,035,500; Mr. Sullivan — $585,000; and Mr. Gallagher — $450,000. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for a more detailed discussion of the 2011 base salaries. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received $1,664,000 annual base salary from Cablevision in respect of his service to Cablevision in 2011.

Effective January 1, 2012, annual base salaries to be earned by Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher were $400,000, $1,280,000, $1,035,500, $630,000 and $500,000, respectively. For 2012, Messrs. Dolan, Sapan and Carroll did not receive any base salary increase. With respect to Messrs. Sullivan and Gallagher, each received a base salary increase effective as of January 1, 2012 that is above the typical range granted to the Company’s employees, reflective of the increased responsibilities that each of them has as a result of the Company becoming a public company following the Distribution and to more closely align their total direct compensation with similar executives in our peer group. The increase for Mr. Sullivan reflects approximately an 8% increase and the increase for Mr. Gallagher reflects approximately an 11% increase.

Annual Cash Incentives

Under our executive compensation program, annual incentive awards are made to executive officers and certain other members of management. Annual incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. For the NEOs and other individuals that the Compensation Committee determines may be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), 2011 bonuses were granted under the Company’s 2011 Cash Incentive Plan (the “CIP”), a plan approved by the Company’s sole stockholder prior to the Distribution and administered by the Compensation Committee. See “Tax Deductibility of Compensation,” below. As discussed below, the current stockholders are being asked to approve the CIP at the

June 5, 2012 annual meeting of stockholders. “See Proposal 4 — Proposal to Approve the Company’s Amended and Restated 2011 Cash Incentive Plan.” For all other members of management, 2011 bonuses were granted under the Company’s management performance incentive program (“MPIP”) administered by the Compensation Committee.

Each annual incentive award-eligible employee is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2011, target bonuses were set as a percentage of the base salary earned during 2011.

The target annual incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of Messrs. Dolan, Sapan, Carroll and Sullivan contains a target annual incentive award level. For information regarding these target annual incentive award levels, see “Executive Compensation Tables — Employment Agreements,” below. The Compensation Committee currently reviews the target bonus levels of the executive officers, and going forward will do so no less frequently than on an annual basis. The Compensation Committee evaluates each such executive’s performance and experience, and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, may set target annual incentive award levels for the executive officers. Target bonuses for 2011 (expressed as a percentage of annual base salary) were as follows: Mr. Dolan — 175% (prorated for 2011 based upon the 6-month post-Distribution period); Mr. Sapan — 200%; Mr. Carroll — 100%; Mr. Sullivan — 60%; and Mr. Gallagher — 45%.

The payment of the 2011 incentive awards under the CIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee. Any such performance objective is subject to various adjustments such as acquisitions and dispositions and investments in new business ventures. The performance metrics were designed to achieve tax deductibility under Code Section 162(m). Upon achievement of the performance objective(s), each NEO would be eligible to receive payment of an incentive bonus equal to the lesser of $10 million and two times the executive’s target annual incentive award, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target performance objective(s), the Compensation Committee has the discretion only to decrease annual incentive awards if the Company wishes to preserve the Code Section 162(m) deduction. In order for the NEOs to be eligible to receive the 2011 annual cash incentive award, the 2011 AOCF of the business units needed to exceed $368 million. On March 12, 2012, the Compensation Committee certified the awards as achieved by virtue of the 2011 AOCF (as defined in the performance metrics) of the business units equaling approximately $451 million. The Compensation Committee applied negative discretion under the CIP to bring payouts generally in line with calculated payouts under the MPIP for individuals who hold corporate positions (as described below), with adjustments based on individual performance for Messrs. Sullivan and Gallagher. When applying negative discretion under the Company’s CIP, the Compensation Committee reduced the annual cash bonuses payable to Messrs. Sullivan and Gallagher to amounts that were higher than they would otherwise have been if they had been reduced on the same basis as the annual bonuses of the other NEOs. This treatment of the awards to Messrs. Sullivan and Gallagher was based upon the CEO’s recommendation that the personal performance of these executives warranted a smaller discretionary reduction because of the extraordinary efforts and achievements of those individuals during 2011 in causing the Company’s finance and legal functions, respectively, to undertake the changes necessitated as a result of the Company becoming a public reporting company. On March 15, 2012, the 2011 annual incentive awards were paid by the Company to the NEOs as follows: Mr. Dolan — $426,250; Mr. Sapan — $3,214,758; Mr. Carroll — $1,299,060; Mr. Sullivan — $500,000; and Mr. Gallagher — $300,000. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received $2,967,328 in 2011 annual incentive awards from Cablevision in respect of his service to Cablevision.

The payment of annual incentive awards under the MPIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee depending upon the applicable eligible employee’s specific business unit. For 2011, under the MPIP, these performance objectives related to an assessment of business unit performance against goals, strategies, operating performance, five-year plan and growth initiatives. For individuals who hold corporate positions at the Company, the MPIP performance objectives were predominantly based on company-wide achievement of the performance metrics. Bonuses awarded under the MPIP may also be adjusted based on recipients’ individual performances. To the extent the Company exceeds or falls short of the MPIP performance objectives, eligible employees may receive payments greater than or less than their target annual incentive award.

Under the terms of Mr. Sullivan’s employment offer letter from Cablevision entered into prior to the Distribution, he was provided with the opportunity to receive a special bonus of $150,000, payable within 30 days of his start date, which was paid in 2010, and a second special bonus of $150,000, conditioned on his continued employment with the Company through the first anniversary of his start date, which was paid on September 20, 2011.

Long-term Incentives

Our executive compensation program is designed to achieve the objectives described above under “Executive Compensation Program Objectives and Philosophy.” Our long-term incentive program in 2011 for all executives consisted of two elements: restricted stock and cash performance awards. These long-term incentives are awarded to members of management based upon each individual’s grade level. Except for Messrs. Dolan and Sapan, who received long-term incentive awards comprised of 40% of the value in restricted stock and 60% of the value as cash performance awards, these long-term incentive awards granted to the NEOs generally are comprised of approximately 50% of the value in restricted stock and approximately 50% of the value as cash performance awards.

We believe that restricted stock awards provide the NEOs with an incentive to improve the Company’s stock price performance and indicate direct alignment with stockholders’ interests, as well as a continuing stake in the long-term success of the Company. We also believe that our cash performance awards provide strong incentives for the NEOs to help the Company achieve specific long-term financial objectives. In addition, because these awards vest in their entirety on the third anniversary of the grant date (i.e., cliff vesting), we believe these awards provide strong incentives for the executives to remain with the Company.

Restricted Stock

Under our executive compensation program, long-term incentive grants of restricted stock are made to executive officers and certain other members of management pursuant to the Company’s 2011 Employee Stock Plan (the “Employee Stock Plan”). If the recipient remains employed by the Company through the vesting date, the restrictions lapse as of such vesting date. Under the current executive compensation program, restricted stock awards will cliff vest on the third anniversary of the date of grant so long as the recipient is continuously employed until such date.

On March 8, 2011, Cablevision granted Cablevision restricted shares to the NEOs in the following amounts: Mr. Sapan — 33,700 shares; Mr. Carroll — 17,700 shares; Mr. Sullivan — 6,800 shares; and Mr. Gallagher — 6,600 shares. In connection with the Distribution, the holders of such Cablevision restricted shares received as a dividend restricted Company stock and also had the Cablevision restricted stock awards converted into Company restricted stock awards, resulting in the following amounts of Company restricted stock awards for our NEOs: Mr. Sapan — 31,902 shares; Mr. Carroll — 16,755 shares; Mr. Sullivan — 6,437 shares; and Mr. Gallagher — 6,427 shares. All such 2011 restricted stock awards will vest on March 8, 2014, as long as the recipient is continuously employed until such date and the performance objectives are attained. The performance condition relating to the Company restricted shares requires the Company to achieve a 1% target rate of growth in AOCF (relative to 2010) in any of the three fiscal years 2011, 2012 and 2013. This Company performance requirement was met in 2011. Additional information regarding restricted share awards for the

NEOs during 2011 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at December 31, 2011 table under “Executive Compensation Tables” below. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received 79,400 shares of Cablevision restricted stock in respect of his service to Cablevision. The Cablevision restricted stock granted to Mr. Dolan in 2011 was not converted into Company restricted stock in connection with the Distribution. The performance condition relating to this Cablevision restricted stock held by Mr. Dolan required Cablevision to achieve a 1% target rate of growth in AOCF (relative to 2010) in any of the three fiscal years 2011, 2012 and 2013. The Cablevision performance requirement was met in 2011.

In recognition of his increased responsibilities as a chief executive officer of a public company and pursuant to the terms of his employment agreement with the Company (previously approved by the Cablevision compensation committee), on December 15, 2011, the Compensation Committee granted Mr. Sapan a one-time special award of 133,165 Company restricted shares ( the “Special Equity Award”). This Special Equity Award will vest on December 15, 2015, as long as Mr. Sapan is continuously employed until such date and the performance objectives are attained. The performance condition requires the Company to achieve a 1% target rate of growth in AOCF (relative to 2011) in any of the two fiscal years 2012 and 2013.

For 2012, the Compensation Committee determined to award restricted stock units in lieu of restricted stock as it believes that restricted stock units provide the Company more flexibility. The restricted stock units granted to the NEOs also include a performance vesting condition.

Cash Performance Awards

Our current executive compensation program contemplates annual grants of three-year cash performance awards, under the Company’s CIP, to executive officers and other members of management to be earned on the basis of long-term performance relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the fiscal year of grant. Each recipient is eligible to receive a specified dollar amount, depending on the employee’s grade level, to the extent that the Company’s target performance objectives are achieved and the recipient is continuously employed through the payment date.

On March 8, 2011, Cablevision granted Cablevision cash performance awards to the NEOs in the following target amounts: Mr. Sapan — $1,860,000; Mr. Carroll — $650,000; Mr. Sullivan – $250,000; and Mr. Gallagher – $240,000. In connection with the Distribution, the Compensation Committee approved the conversion of the 2011 Cablevision cash performance awards into Company cash performance awards with the same target amounts for these NEOs. All such 2011 cash performance awards will vest on March 8, 2014, as long as the recipient is continuously employed until such date and the performance objectives are attained. The performance condition relating to the Company cash performance awards contain performance measures based solely on the Company’s revenue, AOCF and free cash flow results. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received a cash performance award in the target amount of $4,380,000 in respect of his service to Cablevision. The Cablevision cash performance awards granted to Mr. Dolan were not converted into Company cash performance awards in connection with the Distribution. The performance condition relating to the Cablevision cash performance awards granted to Mr. Dolan contain performance measures based solely on Cablevision’s revenue, business unit AOCF and business unit free cash flow results.

The converted 2011 performance awards will be payable in 2014 if the Company achieves specified targets of incremental net revenues and AOCF and a measure of cumulative free cash flow through December 31, 2013. These targets are intended to measure the Company’s ongoing operating performance and are subject to various adjustments including for certain impacts of the Distribution such as the elimination of management fees and corporate allocations to Cablevision and the inclusion of costs to operate our business as a separate, stand-alone public entity, as well as acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation. In determining achievement of the converted

2011 performance awards, net revenues, AOCF and cumulative free cash flow are weighted at 30%, 50% and 20%, respectively. These awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if both incremental net revenues and AOCF fail to reach at least 60% of the targets and cumulative business unit free cash flow fails to reach at least 87% of the target) to 200% (if, for example, incremental net revenues equal or exceed 125% of the target, incremental business unit AOCF equals or exceeds 135% of the target and cumulative business unit free cash flow equals or exceeds 117% of the target). If the Company does not achieve threshold levels of performance, the award does not provide for any payment. If the Company exceeds threshold levels but does not achieve the targeted amounts, or if it achieves one target but not all three, the award provides for partial payments. In addition, if results exceed the desired targets, recipients will receive payments in excess of the target award for the exceptional performance.

Because the targets for the converted 2011 awards (and the amended and restated 2010 cash performance awards described under “Significant Compensation Decisions Following Fiscal Year 2011 — Adjustment of 2010 Cash Performance Awards,” below) have been derived from the Company’s confidential strategic plan, which is not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm. We believe that our strategic plan, and consequently the targets set for the performance awards, is ambitious and reflects desired above-market performance. In determining the threshold levels of performance, the following factors were considered: the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison of the strategic plans with analysts’ published projections of our growth as well as the projected growth of some of our competitors. The converted 2011 performance awards include a sliding scale of payouts based upon the levels of incremental net revenues, AOCF and cumulative free cash flow. The Compensation Committee believes that the lowest levels on the sliding scale of the converted awards should be achieved, although there can be no assurance this will occur. As the payout scale increases, the likelihood of achievement decreases.

The Compensation Committee has the authority to amend or waive the performance targets under the converted 2011 awards and to make interpretations thereof and adjustments thereto. The Cablevision compensation committee has the authority to amend or waive the performance targets under Mr. Dolan’s 2011 awards and to make interpretations thereof and adjustments thereto.

In March, 2012, the Cablevision compensation committee determined that the performance objectives for the 2009 performance awards had been met and those awards were paid. The amounts paid to Messrs. Sapan, Carroll and Gallagher in respect of these awards are set forth below in the Summary Compensation Table. The Cablevision 2012 Proxy Statement also indicates that the payout of the 2009 performance award for Mr. Dolan in respect of his service to Cablevision was $1,756,380.

Other Outstanding Awards

In addition to the long-term incentive awards described above, certain of our executives (including the NEOs) have outstanding equity awards that were granted by Cablevision in connection with their service as employees of Cablevision prior to the Distribution. Grants of any such equity awards received by the NEOs (other than Mr. Dolan) are set forth in the Outstanding Equity Awards at December 31, 2011 table under “Executive Compensation Tables” below and are discussed in greater detail under “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” below. The outstanding Cablevision equity-based awards held by Mr. Dolan are not included in the Outstanding Equity Awards at December 31, 2011 table because these awards remain subject to his continued service to Cablevision.

Additionally, certain of our executives (including the NEOs) have outstanding long-term cash performance awards that were granted by Cablevision in 2009 and 2010 in connection with their service as employees of Cablevision prior to the Distribution. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” below.

In addition to the outstanding equity and cash performance awards, Cablevision’s former executive compensation program also included special retention incentives called deferred compensation awards. These awards were generally made to its executive officers and other members of Cablevision management. The purpose of these deferred compensation awards was to attract and retain senior executives. Messrs. Dolan, Sapan and Carroll received these awards in October 2004, though the deferred compensation award for Mr. Dolan remains a liability of Cablevision. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” for a further discussion.

The Cablevision deferred compensation awards granted to Messrs. Dolan, Sapan and Carroll contemplate an initial award amount for each recipient of $500,000. Each year, on the anniversary date of the award, the award amount grows by an additional amount equal to the lesser of 20% of the individual’s annual base salary in effect at that time and $150,000. In addition, the award amount is increased by quarterly interest, at an annual interest rate equal to the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding October 1st of each year. The deferred compensation award is paid in installments: 50% of the then current award amount was paid on the fifth anniversary of the effective date of the award (October 2009 for Messrs. Dolan, Sapan and Carroll), and the balance of the then current award amount was paid on the seventh anniversary of the effective date (October 2011 for Messrs. Dolan, Sapan and Carroll). Information regarding the Cablevision deferred compensation awards of Messrs. Sapan and Carroll is set forth in the Summary Compensation Table below. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” for a discussion of the impact of the Distribution on Cablevision deferred compensation awards. The Cablevision 2012 Proxy Statement also includes information regarding the portion of a Cablevision deferred compensation award which was paid to Mr. Dolan in 2011 in respect of his service to Cablevision which was $1,033,606.

Independent of any action by the Compensation Committee, as a result of the distribution on February 9, 2010 (the “MSG Distribution”) by Cablevision of all of the equity interests of The Madison Square Garden Company (“MSG”), Cablevision stock options and stock appreciation rights were adjusted according to the 1:4 distribution ratio (i.e., one share of MSG common stock for every four shares of Cablevision) into two separate awards by each of Cablevision and MSG. Additionally, shares of MSG stock were issued as dividends on outstanding Cablevision restricted stock awards. Such shares of MSG stock are restricted on the same basis as the underlying Cablevision shares. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s defined contribution plan and the Company’s medical, dental and vision plans. Mr. Dolan receives pension and health benefits from Cablevision.

Defined Benefit Plans

The Company’s employees, including executive officers, participated during 2011 until the Distribution in Cablevision’s Cash Balance Pension Plan, a tax qualified defined benefit plan. Cablevision retained all assets and liabilities pursuant to such plan. Certain of the Company’s employees, including executive officers, also participated during 2011 until the Distribution in Cablevision’s Excess Cash Balance Pension Plan, a non-qualified deferred compensation plan. As of the Distribution, the Company assumed the liabilities of such plan relating to Company employees, including executive officers.

Effective as of the Distribution, the Company’s employees, including the executive officers, other than Mr. Dolan, ceased participation in Cablevision’s Cash Balance Pension Plan and Cablevision’s Excess Cash Balance Pension Plan. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan continued to receive accruals under Cablevision’s Cash Balance Pension Plan and Cablevision’s Excess Cash Balance Pension Plan in respect of his service to Cablevision.

Defined Contribution Plans

For 2011, the Company’s employees, including executive officers, participated in the Cablevision 401(k) Savings Plan, a tax qualified retirement savings plan. Under this plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of eligible pay and 50% of the next 2% of eligible pay contributed by participating employees. In addition, the Company provides a 4% profit sharing contribution based on the employee’s salary. The Company matching contributions are subject to vesting limitations for the first three years of employment.

In addition, for 2011, the Company’s employees, including executive officers, participated in the Cablevision Excess Savings Plan, a non-qualified deferred compensation plan, to employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.

Matching contributions made by the Company under the Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan and allocations under the defined contribution portion of the Nonqualified Supplemental Benefit Plan on behalf of the NEOs (other than Mr. Dolan) are set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The Cablevision 2012 Proxy Statement also indicates the matching contributions made by Cablevision under the Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan and allocations under the defined contribution portion of the Nonqualified Supplemental Benefit Plan for Mr. Dolan in respect of his service to Cablevision.

Other

In addition to the standard life insurance available to all Company employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), Cablevision had purchased whole life insurance policies for certain current and former senior executives of Cablevision, including Mr. Sapan. The policies originally provided coverage (before the application of any dividends to purchase increased insurance) in the amount of the greater of three times the individual’s annual base salary as in effect in 1996 or the estimated death benefit provided under previous policies. As of the most recent anniversary date, the policy for Mr. Sapan provided an estimated death benefit of $1,298,751. Information regarding premiums paid with respect to Mr. Sapan is set forth in the Summary Compensation Table below. Upon the Distribution date, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan, to the extent necessary. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan has a whole life insurance policy provided by Cablevision in respect of his service to Cablevision.

Perquisites

Following the Distribution, the Company has adopted a policy that it generally will not provide any perquisites to its executive officers. Prior to such date, certain perquisites were provided to Messrs. Sapan, Carroll, Sullivan and Gallagher by Cablevision and are described below. The aggregate value of perquisites received by each of Messrs. Sapan, Carroll, Sullivan and Gallagher by Cablevision prior to the Distribution is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The following description is taken from Cablevision’s 2012 Proxy Statement.

Telecommunications Services

Cablevision perquisites included access to telecommunications services (cable television, high-speed data and voice) at no monthly cost to its employees, including the Company’s executive officers, living in Cablevision’s service area. Certain Cablevision employees living outside the service area are eligible for reimbursement of certain costs in purchasing similar services. The services provided vary depending on the grade level of the Cablevision employee.

Aircraft Arrangements

Cablevision owns and operates passenger helicopters and leases and operates a jet to facilitate business travel of senior executives. Cablevision also has agreements with entities controlled by Charles F. Dolan or other members of the Dolan family pursuant to which the Company has a right to use fixed-wing aircraft owned by such entities. Mr. Sapan was permitted to use the helicopters and jet for personal travel upon the approval of Cablevision’s Chief Executive Officer or his designee.

Other

The Cablevision 2012 Proxy Statement indicates that, in 2011, Mr. Dolan received the telecommunications services, executive security, car and driver, aircraft usage and travel department usage in respect of his service to Cablevision and is expected to continue to receive these services going forward.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. The amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. The Company award agreements regarding various long-term incentives also address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the particular award agreement does not supersede the terms of the employment agreement unless otherwise provided in the award agreement. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “Executive Compensation Tables — Termination and Severance” below.

Tax Deductibility of Compensation

Code Section 162(m) establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid NEOs (other than the chief financial officer) in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Code Section 162(m), which is defined as compensation paid in connection with certain stock options or that is paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Code Section 162(m) and to be consistent with providing appropriate compensation to executives. The Company’s stockholders are being asked to approve the CIP and the Employee Stock Plan at the June 5, 2012 annual meeting. See below “Proposal 3 — Proposal to Approve the Company’s Amended and Restated 2011 Employee Stock Plan” and “Proposal 4 — Proposal to Approve the Company’s Amended and Restated 2011 Cash Incentive Plan.”

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Code Section 162(m). For example, we expect that the amount of annual base salary in excess of $1 million for the President and Chief Executive Officer and the next three most highly paid NEOs, plus any other annual compensation paid or imputed to the President and Chief Executive Officer and the next three most highly paid NEOs covered by Code Section 162(m) that causes their non-performance-based compensation to exceed the $1 million limit, will not be deductible by the Company for federal income tax purposes. In addition, due to certain actions taken by Cablevision in calculating the payout in connection with its 2009 cash performance awards, none of the 2009 performance award payouts made in March 2012 to Messrs. Sapan, Carroll and Gallagher will be “qualified performance-based compensation.”

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Section 162(m).

Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards

On June 30, 2011, Cablevision completed the Distribution of AMC Networks. As a result, the Company became a separately traded public company. In connection with the Distribution, each Cablevision stock option and stock appreciation right (“right” or “SAR”) became two options/rights. Cablevision options were converted into options to acquire Cablevision NY Group Class A Common Stock and options to acquire the Company’s Class A Common Stock. Cablevision rights were converted into rights with respect to the cash value of Cablevision NY Group Class A Common Stock and rights with respect to the cash value of the Company’s Class A Common Stock. The number of shares of the Company’s Class A Common Stock that became subject to each option/right was based on the 1:4 distribution ratio (i.e., one share of the Company’s common stock for every four shares of Cablevision). The options and the rights with respect to the Company’s Class A Common Stock were issued under the AMC Networks Inc. 2011 Employee Stock Plan or the AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors, as applicable. The existing exercise price was allocated between the existing Cablevision options/rights and the Company’s new options/rights based upon ten-day weighted-average prices of the Cablevision NY Group Class A Common Stock and the Company’s Class A Common Stock, taking into account the 1:4 distribution ratio. As a result of this adjustment, approximately 73.59% of the pre-Distribution exercise price of options and rights was allocated to the Cablevision options and rights and approximately 26.41% was allocated to the AMC Networks options and rights. Other than the split of the Cablevision options and rights and the allocation of the existing exercise price, upon issuance of our new options and rights there was no additional adjustment to the existing Cablevision options and rights in connection with the Distribution, and the terms of each employee’s applicable Cablevision award agreement continue to govern the Cablevision options and rights. The options and rights that were issued in respect of outstanding Cablevision stock options and rights will be affected by a change in control or going private transaction of the Company or Cablevision, respectively, as set forth in the terms of the applicable award agreement.

Further, in the Distribution, one share of the Company’s Class A Common Stock was issued in respect of every four shares of Cablevision restricted stock. These shares of Company stock are restricted on the same basis as the underlying Cablevision shares, and are referred to in this Executive Compensation Discussion and Analysis and the Executive Compensation Tables as “Distribution-related shares.” These shares were not issued under any of the Company’s new equity plans as they were issued as a dividend in respect of Cablevision NY Group Class A Common Stock in connection with the Distribution. If a holder of Cablevision restricted stock forfeits such restricted stock and therefore forfeits our accompanying shares, the Company shares will be returned to our treasury.

Cablevision has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Cablevision NY Group Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Such restricted stock units were fully vested on the date of grant. Upon Distribution, each holder of a restricted stock unit received one share of our Class A Common Stock in respect of every four Cablevision restricted stock units owned on the record date and continued to be entitled to a share of Cablevision NY Group Class A Common Stock (or cash or other property) in accordance with the award agreement. Such shares of Class A Common Stock were issued under our 2011 Stock Plan for Non-Employee Directors. Cablevision has issued to its non-employee directors options to purchase its Cablevision NY Group Class A Common Stock, and such options are now fully vested. In connection with the Distribution, each Cablevision option became two options: one an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire our Class A Common Stock. The allocation of exercise price between the existing non-employee director Cablevision options and our new non-employee director options and the number of shares subject to those new options was determined in the same manner as described above for our options/rights issued under our 2011 Employee Stock Plan at the time of the Distribution.

On February 9, 2010, Cablevision completed the MSG Distribution. As a result, MSG became a separately traded public company. In connection with the MSG Distribution: (1) holders of outstanding awards of Cablevision stock options and stock appreciation rights (including certain of our officers, employees and directors) received MSG stock options and stock appreciation rights; (2) holders of outstanding awards of Cablevision restricted stock (including certain of our officers, employees and directors) received shares of MSG Class A Common Stock restricted on the same basis as the underlying Cablevision restricted shares; and (3) Cablevision non-employee directors (including certain of our directors) who hold outstanding awards of Cablevision restricted stock units received shares of MSG Class A Common Stock. Such issuance of MSG equity and equity-based awards were based on a 1:4 distribution ratio (i.e., one share of MSG Class A Common Stock for every four shares of Cablevision), and the exercise price of the stock options and stock appreciation rights were allocated based upon the ten-day volume weighted average prices of the Cablevision NY Group Class A Common Stock and the MSG Class A Common Stock.

As a result of the issuance of MSG equity and equity-based awards in connection with the MSG Distribution, those of our employees (including certain executive officers) who held outstanding Cablevision awards at such time received MSG awards. To the extent that any such individual forfeits the Cablevision award, then the related MSG awards shall be forfeited as well.

Other Awards

Deferred compensation awards granted by Cablevision pursuant to Cablevision’s Long-Term Incentive Plan (which was superseded by Cablevision’s Cash Incentive Plan in 2006) were unaffected by the Distribution.

With respect to outstanding long-term cash and equity awards, the Company, Cablevision and MSG are not regarded as competitive entities of each other for purposes of any non-competition provisions contained in the applicable award agreements. With respect to all outstanding Cablevision and MSG awards (and our options and stock appreciation rights issued in connection with such awards), holders of such awards will continue to vest in them so long as they remain employed by the Company, Cablevision, MSG, or affiliates of those entities, provided that an employee who moves from the Company or one of its subsidiaries, on the one hand, to Cablevision or one of its subsidiaries, or MSG or one of its subsidiaries, on the other hand, at a time when the applicable entity is no longer affiliated with the Company, will not continue to vest in our awards and such change will constitute a termination of employment for purposes of the award agreement. Notwithstanding the foregoing, Mr. Dolan will continue to vest in his outstanding Cablevision awards (as well as in Company stock options and stock appreciation rights issued upon the Distribution with respect to such outstanding Cablevision awards) based solely on his continued service with Cablevision and not in respect of his continued service with the Company and its subsidiaries.

We are not responsible for any payments associated with any annual, long-term cash or deferred compensation awards granted by Cablevision to Mr. Dolan that were outstanding as of the Distribution. Payment of such awards is the sole responsibility of Cablevision. Payments of any awards granted to Messrs. Sapan, Carroll, Sullivan and Gallagher will continue to be the responsibility of the Company. The performance awards and deferred compensation awards applicable to our other employees were assigned by Cablevision to us and have been assumed by us.

Significant Compensation Decisions Following Fiscal Year 2011

Adjustment of 2010 Cash Performance Awards

Immediately prior to the Distribution, approximately 40 employees of the Company (including the NEOs) held Cablevision three-year cash performance awards that had been granted in 2010 and were based on Cablevision performance objectives. Under the Employee Matters Agreement, the Company is responsible for the costs of these awards (other than for awards held by Mr. Dolan).

On February 28, 2012, the Company was advised that there was unlikely to be a payout under the 2010 cash performance awards. The Compensation Committee, after consultation with the compensation consultant, concluded that it was undesirable to have a significant element of the compensation of its senior executives (other than Mr. Dolan) and other employees be based on performance objectives that were predominantly unrelated to the performance of the Company. The Compensation Committee also believed it was inequitable to have its senior executives and other employees receive no payout under these performance awards if the Company (and its predecessor, the Rainbow segment of Cablevision) would have met or exceeded performance objectives under the model used to establish the original Cablevision performance objectives. Accordingly, the Compensation Committee requested that the Cablevision compensation committee replace the 2010 Cablevision performance objectives with the original 2010 performance objectives of the Company, which had been provided to Cablevision in 2010 and had been integrated into the original 2010 Cablevision performance objectives. On March 13, 2012, the Cablevision compensation committee amended the 2010 cash performance awards held by employees of the Company, including Messrs. Sapan, Carroll, Sullivan and Gallagher (but not Mr. Dolan), as requested by the Compensation Committee. As amended, these cash performance awards will be payable in 2013 if the Company achieves specified targets of net revenues and AOCF. These targets are intended to measure ongoing operating performance of the Company and are subject to various adjustments such as for acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation. In determining achievement of the amended 2010 cash performance awards objectives, each performance measure is weighted equally. The amended awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if both incremental net revenues and incremental AOCF fail to reach at least 60% of the targets) to 200% (if, for example, both net revenues and AOCF equal or exceed 158% of the targets). If the Company does not achieve threshold levels of performance, the amended awards provide for no payment. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves one target but not both, the amended awards provide for partial payments. In addition, if results exceed the desired targets, recipients will be rewarded for the exceptional performance. The amended 2010 cash performance awards require the Compensation Committee to certify the Company’s performance against the performance objectives, and the Cablevision compensation committee to ratify such amounts.

The targets for the amended and restated 2010 cash performance awards have not been disclosed here for the reasons described under “Elements of In-Service Compensation — Long-term Incentives — Cash Performance Awards,” above.

The Cablevision compensation committee continues to have the authority to amend or waive the performance targets under the 2010 awards and to make interpretations and adjustments thereto.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Executive Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, we have recommended to the Board that the Executive Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

            Neil M. Ashe (Chair)

            Leonard Tow

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and the two other most highly paid executive officers. See “Executive Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

Historical Compensation Information

The information set forth below with respect to fiscal year 2010 and the first six months of 2011, prior to the Distribution, is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. All such information for Messrs. Sapan, Carroll, Sullivan and Gallagher is based upon services rendered by these executives, each of whom was an executive of Rainbow Media Holdings LLC while it was a subsidiary of Cablevision. The services rendered by these executives in 2010 and the first six months of 2011 were, in some instances, in capacities not equivalent to the positions in which they are currently serving the Company or our subsidiaries. The historical compensation information presented for Mr. Dolan for fiscal year 2010 is based upon his services to, and compensation received from, Cablevision, and for fiscal year 2011 is based upon his services to, and compensation received solely from, the Company after the Distribution. The historical compensation Mr. Dolan received from Cablevision is not comparable to the compensation he received from the Company.

Summary Compensation Table

The table below summarizes: (1) the total compensation paid to or earned by each of our NEOs for the year ended December 31, 2010, which was paid by Cablevision; (2) the total compensation paid to or earned by each of Messrs. Sapan, Carroll, Sullivan and Gallagher for the year ended December 31, 2011, which was paid by Cablevision through the Distribution date and by us following the Distribution date; and (3) the total compensation paid to or earned by Mr. Dolan for the last six months of 2011 following the Distribution date, which was paid solely by us.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option and Rights Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Mr. Charles F. Dolan	2011(8)(9)	194,000	—	—	—	426,250	—	7,138	627,388
Executive Chairman	2010(8)	1,664,000	—	3,000,000	—	8,366,016	274,004	469,547	13,773,567

Mr. Joshua W. Sapan	2011(8)	1,280,000	—	6,134,227	—	3,960,618	—	139,269	11,514,114
President and Chief Executive Officer	2010(8)	1,240,000	—	1,274,000	—	3,321,320	170,007	207,471	6,213,198

Mr. Edward A. Carroll	2011(8)	1,035,500	—	727,001	—	1,820,360	—	153,369	3,736,230
Chief Operating Officer	2010(8)	950,000	—	669,600	—	1,685,800	40,662	208,269	3,554,331

Mr. Sean S. Sullivan	2011(8)	585,000	150,000	279,302	—	500,000	—	20,231	1,534,533
Executive Vice President and Chief Financial Officer	2010(8)	154,808	150,000	63,000	—	104,000	—	10,839	482,647

Mr. James G. Gallagher	2011(8)	450,000	—	271,058	—	492,480	—	15,552	1,229,090
Executive Vice President and General Counsel	2010(8)	436,800	—	247,200	—	438,880	26,002	13,077	1,161,959

(1)	For 2011, salaries paid to the NEOs accounted for the following percentage of their total compensation: Mr. Dolan — 31%; Mr. Sapan — 11%; Mr. Carroll — 27%; Mr. Sullivan — 38% and Mr. Gallagher — 36%.

(2)	Mr. Sullivan joined the Company on September 20, 2010 and the amounts in this column reflect the payment of a special bonus in each of 2010 and 2011 in accordance with the terms of his employment agreement. See “Executive Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Cash Incentives.”

(3)	This column reflects the aggregate grant date fair value of Company restricted stock awards granted to the executives, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant. In addition, Company common stock was issued in 2011 as dividends in respect of outstanding Cablevision restricted stock awards held as of the Distribution. Such Company common stock is restricted on the same basis as underlying Cablevision restricted stock awards. Such Distribution-related shares are not reflected in the 2011 figures in this table, but for certain of the NEOs (other than Mr. Dolan) are included in the Outstanding Equity Awards at December 31, 2011 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Executive Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(4)	No stock options and/or rights were granted in 2011. In 2011, upon the Distribution, the Company issued stock options in connection with then-outstanding Cablevision stock options. Such Distribution-related options are not reflected in this table, but for certain of the NEOs (other than Mr. Dolan) are included in the Outstanding Equity Awards at December 31, 2011 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Executive Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(5)	For 2011, this column reflects the annual incentive award earned by each individual in 2011 and paid in March 2012 and the value of performance awards granted in 2009, earned at the end of 2011 and paid in March 2012. For 2010 figures, this column reflects the annual incentive award earned by each individual in 2010 and paid in March 2011 and the value of performance awards granted in 2008, earned at the end of 2010 and paid in March 2011. The 2011 figures in this column for Messrs. Sapan, Carroll, Sullivan and Gallagher include the annual incentive awards for performance in 2011 and the value of performance awards granted in 2009, earned at the end of 2011 as follows: Mr. Sapan, $3,214,758 and $745,860, respectively; Mr. Carroll: $1,299,060 and $521,300, respectively; Mr. Sullivan: $500,000; and Mr. Gallagher: $300,000 and $192,480, respectively. The amount included for Mr. Dolan represents the annual incentive award of $462,250 earned in 2011 and paid in March 2012. The performance award granted to Mr. Dolan in 2009 by Cablevision was not assumed by the Company and remains a liability of Cablevision. For a further discussion of the treatment of the Cablevision long-term performance awards, see “Executive Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(6)	This column represents the sum of the increase in the present value of each individual’s accumulated cash balance plan account and accumulated excess cash balance account. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.

(7)	The table below shows the components of this column:

Name	Year	401(k) Plan Match $(a)	Excess Savings Plan Match ($)(a)	Life Insurance Premiums ($)(b)	Deferred Compensation Awards ($)(c)	Perquisites ($)(d)	Total ($)
Mr. Dolan	2011	—	7,138	—	—	—	7,138

Mr. Sapan	2011	—	—	10,786	117,674	10,809	139,269

Mr. Carroll	2011	7,071	28,624	—	117,674	—	153,369

Mr. Sullivan	2011	7,734	12,497	—	—	—	20,231

Mr. Gallagher	2011	7,529	8,023	—	—	—	15,552

(a)	These columns represent, for each individual, a matching contribution by Cablevision on behalf of such individual under Cablevision’s 401(k) Plan or Excess Savings Plan, as applicable.

(b)	This column represents amounts paid for premiums on whole life insurance policies purchased by Cablevision for Mr. Sapan. Upon the Distribution, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan. Mr. Dolan also has a whole life insurance policy provided by Cablevision for which the Company has not assumed any obligations and the premium payments are not included in this table.

(c)	This column represents for each of Messrs. Sapan and Carroll a notional contribution of $112,500 and notional interest of $5,174 allocated under their deferred compensation awards in 2011. For more information regarding deferred compensation awards, see “Executive Compensation Discussion and Analysis — Elements of In-Service Compensation – Other Outstanding Awards in Prior Years.” Mr. Dolan’s deferred compensation award remains a liability of Cablevision and is not included in this table.

(d)	This column includes the following perquisites provided by Cablevision to Mr. Sapan during the first six months of 2011: (A) free Cablevision cable television service, high-speed data and voice service and (B) use of Cablevision’s aircraft for personal travel. Perquisites provided to Messrs. Carroll, Sullivan or Gallagher by Cablevision did not exceed an aggregate value of $10,000. Following the Distribution, the Company generally has not provided perquisites to the NEOs. Perquisites received by Mr. Dolan during 2011 were in respect of his service to Cablevision and are not included in this table. For more information regarding the calculation of these perquisites, see “Executive Compensation Discussion and Analysis — Elements of In-Service Compensation — Perquisites.”

(8)	The information in these rows with respect to fiscal year 2010 and, for Messrs. Sapan, Carroll, Sullivan and Gallagher, the first six months of 2011, prior to the Distribution, is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. We understand from Cablevision that the information as to stock awards and option awards reflects the grant date fair value of the awards, computed in accordance with FASB ASC Topic 718.

(9)	For 2011, in connection with his service to Cablevision, the Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received the following compensation amounts solely from Cablevision: Salary — $1,664,000; Bonus —$1,033,606; Stock Awards — $2,866,340; Non-Equity Incentive Plan Compensation — $4,723,708; Change in Pension Value and Nonqualified Deferred Compensation Earnings — $286,663 and Other Compensation — $392,072, for a Total Compensation amount of $10,966,389. This information has been provided by, or derived from information provided by, Cablevision.

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2011 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards. See “Executive Compensation Discussion and Analysis – Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” for a discussion of the impact of the Distribution on certain of the awards discussed in the following table.

Name	Year		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Grant Date	Threshold($)	Target($)	Maximum($)
Mr. Dolan	2011	7/1/2011(2)	—	350,000	700,000	—	—
Mr. Sapan	2011	1/1/2011(3)	—	2,560,000	5,120,000	—	—
	2011	3/8/2011(4)	—	—	—	31,902	1,384,231
	2011	12/15/2011(5)	—	—	—	133,165	4,749,996
	2011	7/18/2011(6)	985,800	1,860,000	3,720,000	—	—
Mr. Carroll	2011	1/1/2011(3)	—	1,035,500	2,071,000	—	—
	2011	3/8/2011(4)	—	—	—	16,755	727,001
	2011	7/182011(6)	344,500	650,000	1,300,000	—	—
Mr. Sullivan	2011	1/1/2011(3)	—	351,000	702,000	—	—
	2011	3/8/2011(4)	—	—	—	6,437	279,302
	2011	7/18/2011(6)	132,500	250,000	500,000	—	—
Mr. Gallagher	2011	1/1/2011(3)	—	202,500	405,000	—	—
	2011	3/8/2011(4)	—	—	—	6,247	271,058
	2011	7/18/2011(6)	127,200	240,000	480,000	—	—

(1)	This column reflects the aggregate grant date fair value of the restricted stock awards granted to each NEO in 2011 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)	This row reflects the possible payouts with respect to the grant of Mr. Dolan’s annual incentive award under the Company’s MPIP for performance in 2011 following the Distribution. Mr. Dolan was assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. The amounts of the annual incentive award actually paid to Mr. Dolan for performance in 2011 is disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(3)	This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Cash Incentive Plan for performance in 2011. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each executive is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2011 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Executive Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Cash Incentives.”

(4)	This row reflects the Company restricted stock that was originally awarded in 2011. These grants were originally made by Cablevision on March 8, 2011 and, in connection with the Distribution, holders of these Cablevision restricted shares received restricted Company stock as a dividend and also had the original Cablevision restricted shares converted into Company restricted stock, under the Company’s 2011 Employee Stock Plan. The awards are expected to cliff vest on the third anniversary of the grant date and were subject to performance criteria which have been satisfied. See “Executive Compensation Discussion & Analysis — Elements of In-Service Compensation — Long-term Incentives — Restricted Stock.” The Company restricted stock that was received as a dividend in connection with the Distribution in respect of Cablevision restricted stock granted in 2010 and 2009 is not reflected as an award granted in 2011.

(5)	This row reflects the number of shares of a one-time special restricted stock award granted to Mr. Sapan in 2011 under the terms of his employment agreement. See “Executive Compensation Discussion & Analysis — Elements of In-Service Compensation — Long-term Incentives — Restricted Stock.”

(6)	This row reflects the future payout with respect to performance awards that were granted under the Company’s Long-Term Incentive Plan in 2011. Each performance award was granted with a target amount, subject to actual payment based on a sliding scale ranging from zero to two times the target amount. These performance awards will be payable in the first quarter of 2014 if the Company achieves specified performance targets in the three-year period ending December 31, 2013. For more information regarding the terms of these performance awards, see “Executive Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-term Incentives — Cash Performance Awards.”

Outstanding Equity Awards at 2011 Fiscal Year-End

The table below shows (i) each grant of stock options that are unexercised and outstanding and (ii) the aggregate number of shares of unvested restricted stock (including Distribution-related shares) outstanding for each NEO, in each case as of December 31, 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Dolan (7)	28,883		—		—	8.11	6/25/13	19,850	(2)	745,963	—	—
	41,666		—		—	9.42	6/25/13	31,250	(3)	1,174,375	—	—
	221,225		—		—	8.95	9/5/14	41,425	(4)	1,556,751	—	—
	55,800		—		—	13.55	10/1/14	—		—	—	—
	45,000		—		—	13.55	11/8/15	—		—	—	—
	66,000		—		—	17.91	6/5/16	—		—	—	—
Mr. Sapan (7)	62,632	(2)	31,318	(5)	—	8.95	9/5/2014	—		—	—	—
	—		—		—	—	—	133,165	(6)	5,004,340	—	—
	—		—		—	—	—	31,902	(2)	1,198,877	—	—
	—		—		—	—	—	13,275	(3)	498,874	—	—
	—		—		—	—	—	17,600	(4)	661,408	—	—
Mr. Carroll (7)	2,170		—		—	13.55	10/1/2014	—		—	—	—
	5,000		—		—	13.55	11/08/2015	—		—	—	—
	8,250		—		—	17.91	6/5/2016	—		—	—	—
	—		—		—	—	—	16,755	(2)	629,652	—	—
	—		—		—	—	—	6,975	(3)	262,120	—	—
	—		—		—	—	—	12,300	(4)	462,234	—	—
Mr. Sullivan (7)	—		—		—	—	—	6,437	(2)	241,902	—	—
	—		—		—	—	—	597	(3)	22,435	—	—
Mr. Gallagher (7)	—		—		—	—	—	6,247	(2)	234,762	—	—
	—		—		—	—	—	2,575	(3)	96,768	—	—
	—		—		—	—	—	4,550	(4)	170,989	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2011 of $37.58 per share.

(2)	These restricted shares are scheduled to vest on March 8, 2014.

(3)	These restricted shares are scheduled to vest on March 10, 2013.

(4)	These restricted shares vested on March 5, 2012.

(5)	93,950 Company stock options were granted to Mr. Sapan in connection with the Distribution with respect to a March 5, 2009 award of Cablevision stock options. Such Company stock options vest in three equal installments on each of March 5, 2010, March 5, 2011 and March 5, 2012. For a further discussion on Distribution-related equity awards, see “Executive Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(6)	These restricted shares are scheduled to vest on December 15, 2014.

(7)

As discussed in greater detail under “Executive Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” Messrs. Sapan, Carroll, Sullivan and Gallagher hold certain Cablevision and MSG equity-based awards which, following the Distribution, are subject to continued employment by the Company. As of December 31, 2011, (i) Mr. Sapan held 375,800 Cablevision stock options and 93,500 MSG stock options (all of which were vested) and 123,500 shares of Cablevision restricted stock and 17,600 shares of MSG restricted stock; (ii) Mr. Carroll held 61,680 Cablevision stock options and 15,420 MSG stock options (all of which were vested) and 77,100 shares of Cablevision restricted stock and 12,300 shares of

MSG restricted stock; (iii) Mr. Sullivan held 2,390 shares of Cablevision restricted stock; and (iv) Mr. Gallagher held 28,500 shares of Cablevision restricted stock and 4,550 shares of MSG restricted stock. Outstanding Cablevision and MSG equity-based awards held by Mr. Dolan are subject to his continued employment by Cablevision.

Option Exercises and Stock Vested

During 2011, none of the NEOs exercised Company stock options or had Company restricted stock awards vest. However, the following Cablevision restricted stock amounts vested on March 3, 2011: Mr. Sapan – 58,875 shares with a value of $2,099,129; Mr. Carroll – 30,875 shares with a value of $1,100,817; and Mr. Gallagher – 11,500 shares with a value of $410,021. On March 3, 2011, Mr. Dolan also vested in 113,200 Cablevision restricted shares with a value of $4,204,248. In connection with this vesting, all accrued dividends were also paid out on the shares that vested.

Pension Benefits

The Company does not sponsor any defined benefit or excess benefit pension plans. As of the Distribution, Messrs. Sapan, Carroll, Sullivan and Gallagher ceased participating in the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Pan. Amounts accrued by these executives prior to the Distribution under the Cablevision Cash Balance Pension Plan remain in such plan. According to information provided by Cablevision, as of December 31, 2011, the present value of accumulated benefits for these executives were as follows: Mr. Sapan – $237,171; Mr. Carroll – $170,203; Mr. Sullivan – $12,249 and Mr. Gallagher – $46,666. Amounts accrued by these executives prior to the Distribution under the Cablevision Excess Cash Balance Pan were rolled over into their accounts under the Cablevision Excess Savings Plan, and are reflected in the Nonqualified Deferred Compensation table below. Mr. Dolan continues to participate in the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan in connection with his Cablevision employment.

Nonqualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs and by Cablevision in 2011; (2) aggregate earnings on each NEO account balance in 2011; and (3) the account balance of such executive officer under the Cablevision Excess Savings Plan as of December 31, 2011.

Name	Plan Name	Executive Contributions in 2011 FY(1)($)	Registrant Contributions in 2011 FY(2) (4)($)	Aggregate Earnings in 2011 FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2011 FYE ($)
Mr. Dolan	Cablevision Excess Savings Plan	10,707	7,138	52	0	17,898
Mr. Sapan	Cablevision Excess Savings Plan	0	0	0	0	0
Mr. Carroll	Cablevision Excess Savings Plan	47,691	306,807	8,858	0	798,699
Mr. Sullivan	Cablevision Excess Savings Plan	19,595	12,497	113	0	32,206
Mr. Gallagher	Cablevision Excess Savings Plan	8,023	841	840	0	86,148

(1)	These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(2)	Does not include deferred compensation awards earned in 2011 and included in the Summary Compensation Table under “All Other Compensation” and described in Note 5 to that table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

(4)

These amounts include amounts that were rolled into the Cablevision Excess Savings Plan from each NEO’s Cablevision Excess Cash Balance Plan in connection with the Distribution. The Cablevision Excess Cash Balance Plan

is a non-qualified deferred compensation plan that provided eligible participants with a portion of their benefit that could not be paid to them under the Cablevision Cash Balance Pension Plan due to Code limits on the amount of compensation that can be taken into account when determining benefits under tax-qualified plans. As of the Distribution Date, the NEOs ceased participation in the Cablevision Excess Cash Balance Plan and amounts in such plan were rolled into the NEO’s Cablevision Excess Savings Plan account.

Cablevision 401(k) Plan

During 2011, the Company’s employees, including its executive officers, participated in the Cablevision 401(k) Savings Plan (the “Cablevision 401(k) Plan”), a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible pay contributed by participating employees and then matches 50% of the next 2% of eligible pay contributed by participating employees. In addition, the Company provides a 4% profit sharing contribution based on the employee’s salary. The Company’s matching contributions are subject to vesting limitations for the first three years of employment.

During 2012, the Company will offer a 401(k) plan to its employees, including Messrs. Sapan, Carroll, Sullivan and Gallagher, and participant accounts in the Cablevision 401(k) Plan relating to Company employees will be transferred to the Company sponsored plan.

Cablevision Excess Savings Plan

During 2011, the Company’s employees, including its executive officers, participated in the Cablevision Excess Savings Plan. The Cablevision Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the Cablevision 401(k) Plan. An employee is eligible to participate in the Cablevision Excess Savings Plan for a calendar year if his compensation (as defined in the Cablevision Cash Balance Pension Plan described above) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($245,000 in 2011) and he makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Cablevision 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($16,500 or $22,000 if 50 or over, for 2011) can continue to make pre-tax contributions under the Cablevision Excess Savings Plan of up to 6% of his eligible pay. In addition, the Company will make matching contributions of 100% of the first 3% of eligible pay contributed by participating employees and then will match 50% of the next 2% of eligible pay contributed by participating employees. A participant is always fully vested in his own contributions and vests in the Company’s matching contributions over three years (subject to full vesting upon death, disability or retirement after attaining age 65). Account balances under the Cablevision Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the Cablevision 401(k) Plan. Distributions are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

During 2012, the Company expects to offer an excess savings plan to its employees, including Messrs. Sapan, Carroll, Sullivan and Gallagher, and participant accounts in the Cablevision Excess Savings Plan relating to Company employees are expected to be transferred to the Company. Liabilities for benefits under the Cablevision Excess Savings Plan are expected to be transferred and assumed by the Company.

Employment Agreements

Messrs. Dolan and Sapan entered into employment agreements with the Company that became effective on the Distribution date. As noted above, Mr. Dolan also continues to serve as an officer and employee of Cablevision. Such Cablevision employment is pursuant to a written employment agreement between Cablevision and Mr. Dolan (which is not described herein). In addition, the Company’s existing employment arrangements with Messrs. Carroll and Sullivan are each described below. The employment agreements of Messrs. Carroll and Sullivan were not revised or replaced prior to or following the Distribution.

Charles F. Dolan

Mr. Dolan’s employment agreement with the Company provides for his employment as our Executive Chairman. The employment agreement with the Company has an initial term of one year and automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for an annual base salary of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan is also eligible for an annual bonus with a target of 175% of his annual base salary, as the Company’s Compensation Committee shall determine in its discretion, which will be prorated for 2011. Under the agreement, Mr. Dolan continues to be eligible to participate in the Company’s long-term cash or equity programs or arrangements, at the level determined by the Company’s Compensation Committee, in its discretion consistent with his role and responsibilities as Executive Chairman. For example, in 2012 he will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $900,000, and as determined by the Company’s Compensation Committee in its discretion. Although there is no guarantee, it is currently expected that long-term cash or equity awards or similar target values will be made to Mr. Dolan annually.

Mr. Dolan will be eligible to participate in the Company’s Excess Savings Plan, when established, and the Company will provide Mr. Dolan with life and accidental death and dismemberment insurance. Any such life and accidental death and dismemberment insurance provided by the Company will be based on Mr. Dolan’s base salary from the Company (provided that, to the extent the Company and Cablevision continue to use the same insurance carriers, any payout under the Company’s plans will be aggregated with similar payouts under the Cablevision plan with respect to any applicable maximum coverage). Mr. Dolan will not participate in any other employee welfare benefit or pension plan of the Company. The employment agreement authorizes Mr. Dolan, in carrying out his responsibilities and duties under the agreement, to make expenditures from time to time on behalf of the Company for the performance, furtherance and maintenance of the Company’s business, including travel relating to the business of the Company, entertainment and similar items, and the Company agrees to promptly reimburse Mr. Dolan for such expenditures or in some cases to advance the amount thereof to Mr. Dolan.

Mr. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company other than in the case of his death or disability. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. The Company has the right under the employment agreement to terminate the agreement if Mr. Dolan is incapacitated for more than six consecutive months. In that event, Mr. Dolan will be entitled to receive all his compensation and benefits until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not address (or provide for any benefits in the event of) termination by the Company without cause, by Mr. Dolan for good reason or termination in connection with retirement, a change in control or a going private transaction.

Mr. Dolan acknowledges in the employment agreement that any continuing service requirements with respect to any options to purchase Company stock or restricted shares of Company stock issued in connection with the Distribution will be based solely on his service to Cablevision and its affiliates (other than the Company and our subsidiaries). The Company will have no liability to Mr. Dolan with respect to any cash payable pursuant to the outstanding long-term cash and equity awards that were granted to him under the plans of Cablevision prior to the Distribution date, and Mr. Dolan has agreed that he will not assert any such liability against the Company.

In the employment agreement, the Company acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as Chairman of Cablevision. The Company recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to the Company’s affairs. The agreement states the Company’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at the Company and Cablevision and that none of (i) his dual responsibilities at the Company and Cablevision; (ii) his inability to devote a substantial portion of his time and attention to the Company’s affairs; (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in the Company’s certificate of incorporation; or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to the Company or Cablevision in light of his dual responsibilities to the Company and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement.

Joshua W. Sapan

Mr. Sapan’s employment agreement with the Company provides for Mr. Sapan’s employment as President and Chief Executive Officer of the Company until the fifth anniversary of the Distribution (the “Scheduled Expiration Date”) at a minimum annual base salary of $1,280,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of our Compensation Committee. Under the agreement, Mr. Sapan continues to be eligible to participate in all the Company’s employee benefits and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans.

Mr. Sapan will also be eligible to participate in the Company’s long-term cash or equity programs and arrangements at the level determined by our Compensation Committee in its discretion consistent with the role and responsibilities of President and Chief Executive Officer. For example, in calendar year 2012, Mr. Sapan will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $5,210,000, as determined by our Compensation Committee in its discretion. Although not guaranteed, it is currently expected that long-term cash or equity awards of similar target values will be made to him annually.

Pursuant to his employment agreement, Mr. Sapan also was eligible to receive on or about the six-month anniversary of the Distribution date, subject to the approval of our Compensation Committee, a onetime special award of restricted stock and/or restricted stock units, in such form or forms as determined by our Compensation Committee, with an aggregate target value of $4,750,000. On December 15, 2011, the Compensation Committee granted Mr. Sapan 133,165 restricted shares of Class A Common Stock of the Company (the “Special Equity Award”). The number of shares granted was determined by dividing the total target value of $4,750,000 by the average closing price of the Class A Common Stock of the Company for the twenty trading days prior to December 31, 2011. The Special Equity Award is subject to terms substantially similar to the terms contained in the agreements historically used by Cablevision for restricted stock or restricted stock unit awards for its senior executives, except that the forfeiture restrictions for the Special Equity Award shall expire on the third anniversary of the grant, and the grant is subject to performance objectives, which were determined by our Compensation Committee at the time of grant and are substantially similar to those performance objectives contained in Mr. Sapan’s July 2011 AMC Networks replacement restricted stock grant agreement.

If, prior to the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement) which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement (a “Separation Agreement”), we will provide him with the following benefits and rights:

(a)     A cash severance payment equal to two times the sum of his annual base salary and annual target bonus will be made on the 90th day after the termination of his employment;

(b)     Each outstanding long-term cash performance award granted under the plans of the Company or Cablevision, as the case may be, will immediately vest in full and will be paid to the same extent that other members of senior management receive payment for such awards as determined by our Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c)     Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of the Company or Cablevision, as the case may be, will immediately vest in full and will be payable on the 90th day after the termination of his employment;

(d)    (i) All of the time-based restrictions on his outstanding restricted stock and restricted stock units granted under the plans of the Company (including the Special Equity Award) and an outstanding restricted stock of Cablevision and MSG will immediately be eliminated; (ii) deliveries with respect to all such restricted stock that are not subject to performance criteria will be made to him immediately after the effective date of the Separation Agreement; (iii) payment and deliveries with respect to all such restricted stock units that are not subject to performance criteria will be made to him on the 90th day after the termination of his employment; and (iv) payments or deliveries with respect to his restricted stock and restricted stock units that are subject to performance criteria will be made with respect to the Special Equity Award, only to the extent our Compensation Committee determines that such performance criteria have been satisfied, as soon as practicable after such determination, and with respect to other awards only if, when and to the same extent that other executive officers receive payment or deliveries for such awards as determined by our Compensation Committee (subject to satisfaction of any applicable performance objectives);

(e)    Each of his outstanding stock options and stock appreciation awards under the plans of the Company and any outstanding stock options or stock appreciation awards of Cablevision or MSG held by him as of the effective date of the Separation Agreement will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)    A prorated annual bonus for the year in which such termination occurred to the same extent that other executive officers receive payment of bonuses for such year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), payable at the same time annual bonuses for such year are payable to other executive officers, and, if not previously paid, his annual bonus for the preceding year, to the same extent that other members of senior management receive payment of annual bonuses for such preceding year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which annual bonus shall be payable at the same time annual bonuses for such preceding year are payable to other members of senior management.

If Mr. Sapan ceases to be an employee of the Company or any of its affiliates prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Sapan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company; (ii) by him for Good Reason; or (iii) by him without Good Reason but only if he had provided the Company with at least six months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than the first day after the Scheduled Expiration Date; or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.

If, prior to, on, or after the Scheduled Expiration Date, Mr. Sapan ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Sapan’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

The employment agreement contains certain covenants by Mr. Sapan, including a noncompetition agreement that restricts Mr. Sapan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sapan’s employment agreement, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

Termination for “Good Reason” means that (1) without Mr. Sapan’s consent, (A) Mr. Sapan’s base salary or annual bonus target is reduced, (B) the Company requires that Mr. Sapan’s principal office be located more than fifty miles from Manhattan, (C) the Company materially breaches its obligations to Mr. Sapan under his employment agreement, (D) Mr. Sapan is no longer the President and Chief Executive Officer of the Company, (E) Mr. Sapan no longer reports directly to the Chairman (or an Executive Chairman) of the Board of Directors of the Company, or (F) Mr. Sapan’s responsibilities are materially diminished; (2) Mr. Sapan has given the Company written notice, referring specifically to this definition, that he does not consent to such action; (3) the Company has not corrected such action within 15 days of receiving such notice; and (4) Mr. Sapan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

Edward A. Carroll

On April 16, 2010, Rainbow Media Enterprises, a subsidiary of RMH, entered into an employment agreement with Edward A. Carroll. The agreement provides for Mr. Carroll’s employment as President, National Programming Services through April 15, 2013. Mr. Carroll’s current title is Chief Operating Officer of the Company. The employment agreement provides for a minimum annual base salary of $950,000 (subject to review and potential increase by the Company in its discretion) and an annual target bonus opportunity equal to 100% of his annual base salary in the discretion of the Company. He will be eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company.

Mr. Carroll’s employment agreement provides severance benefits if Mr. Carroll’s employment is terminated prior to April 15, 2013 (1) involuntarily by the Company or (2) by Mr. Carroll for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of the payment of an amount in cash equal to not less than two times the sum of Mr. Carroll’s annual base salary and his annual target bonus as in effect at that time. In addition, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, Mr. Carroll shall remain eligible to receive an annual bonus for the preceding year if, when and to the same extent that other similarly situated employees receive payment of bonuses for such year as determined by Cablevision’s compensation committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives). All benefits would be conditioned on Mr. Carroll executing a Separation Agreement.

In connection with any termination of Mr. Carroll’s employment, other than as specifically provided above, (i) all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and (ii) he shall not be eligible for any annual bonus with respect to his or the Company’s performance during the calendar year in which termination occurs.

For purposes of Mr. Carroll’s employment agreement the following definitions apply:

“Cause” means, as determined by the Board of Directors (or an appropriate committee thereof) of the Company, (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Carroll’s consent, (A) his base salary or annual bonus target is reduced, (B) his title is reduced, (C) he reports directly to someone other than the Chairman or the President and Chief Executive Officer of the Company or a Chairman, President, Chief Executive Officer, Vice Chairman or Chief Operating Officer of Cablevision, or (D) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to this letter and definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (l) above.

Sean S. Sullivan

On August 17, 2010, Sean S. Sullivan agreed to the terms set forth in an employment offer letter from Cablevision, which provides for Mr. Sullivan’s employment as Chief Corporate Officer of RMH. Mr. Sullivan’s current title is Executive Vice President and Chief Financial Officer of the Company. The agreement expires on the 24-month anniversary of his start date (for purposes of Mr. Sullivan’s agreement, the “Reference Date”), which was September 20, 2010, and provides for a base salary of $575,000 and an annual target bonus opportunity equal to 60% of his annual base salary in the discretion of the Company. He is eligible for our standard benefits programs and to participate in our long-term incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that the then-existing long-term incentive program contemplated that a similarly situated employee would be recommended to Cablevision’s compensation committee annually for a cash and equity award with a target value of $500,000 (as determined by Cablevision’s compensation committee), subject to three-year cliff vesting. In addition, the agreement provides for a special bonus of $150,000, payable within 30 days of Mr. Sullivan’s start date and a second special bonus of $150,000, payable on the first anniversary of his start date (both of which have been paid).

The agreement provides severance benefits if Mr. Sullivan’s employment is terminated prior to the Reference Date by the Company for any reason other than Cause. These benefits consist of an amount equal to the greater of (a) his prorated base salary from the effective date of the termination of his employment through the

Reference Date and (b) six months of his base salary. All payments would be conditioned on Mr. Sullivan executing a Separation Agreement. In addition, in the event his employment is involuntarily terminated by the Company for any reason other than Cause, the Company will pay Mr. Sullivan the amount owed to him on account of the special bonus, if any, to the extent not previously paid. In connection with any termination of employment, all of Mr. Sullivan’s equity and cash incentive awards will be treated in accordance with their terms.

For purposes of the agreement relating to Mr. Sullivan’s employment, “Cause” means (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination and Severance

This section describes the payments that would be received by executive officers upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that the NEO was employed by the Company under his applicable agreement, and his employment terminated as of December 31, 2011. This information is presented to illustrate the payments such executives would have received from the Company under the various termination scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, award agreements for any long-term incentives will also address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

Termination of employment occurred after the close of business on December 31, 2011.

We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 30, 2011, the last trading day of the year, of $37.58.

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee, Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive, retirement or termination by the Company for cause, none of our NEOs would have been entitled to any payments at December 31, 2011.

Benefits Payable As a Result of Termination of Employment by the Company Without Cause or by Employee For Good Reason*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	$7,680,000(1)	$4,142,000(1)	$438,750(2)	—
Pro rata bonus	—	3,214,758(3)	—	—	—
Unvested restricted stock	—	$7,497,500(4)	—	—	—
Unvested stock options	—	$896,596(5)	—	—	—
Cash performance awards	—	$4,650,000(6)	—	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)	Represents severance for the period January 1, 2012 to September 20, 2012 in accordance with the executive’s employment agreement.

(3)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s restricted stock awards in accordance with the executive’s employment agreement.

(5)	Represents full vesting of the executive’s stock options in accordance with the executive’s employment agreement.

(6)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	—	—	—	—
Salary	$400,000(1)	—	—	—	—
Pro rata bonus		$3,214,758(2)	—	—	—
Unvested restricted stock	—	$7,497,500(3)	$1,440,287(3)	$265,652(3)	$534,420(3)
Unvested stock options	—	$896,596(4)	—	—	—
Cash performance awards	—	$4,650,000(5)	$1,300,000(6)	$125,000(6)	$480,000(6)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.

(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s restricted stock awards.

(4)	Represents full vesting of the executive’s stock options.

(5)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.

(6)	Represents pro rata vesting of the executive’s 2009, 2010 and 2011 cash performance awards; the remaining amounts of the executive’s performance awards would be forfeited.

Benefits Payable as a Result of Termination of Employment Due to Disability*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	—	—	—	—
Salary	$200,000(1)	—	—	—	—
Pro rata bonus	$426,250	$3,214,758(2)	—	—	—
Unvested restricted stock	—	$7,497,500(3)	—	—	—
Unvested stock options	—	$896,596(4)	—	—	—
Cash performance awards	—	$4,650,000(5)	—	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.

(1)	Represents six months of base salary payable in accordance with the executive’s employment agreement.

(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s restricted stock awards in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s stock options in accordance with the executive’s employment agreement.

(5)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment In Connection with a Change in Control or Going Private Transaction(1)*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	$7,680,000(2)	$4,142,000(2)	$438,750(3)	—
Pro rata bonus	—	3,214,758(4)	—	—	—
Unvested restricted stock	—	$7,497,500(5)	$629,652(6)	$241,902(6)	$234,762(6)
Unvested stock options	—	$896,596(7)	—	—	—
Cash performance awards	—	$4,650,000(8)	$650,000(9)	$250,000(9)	$240,000(9)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.

(1)	The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.

(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)	Represents severance for the period January 1, 2012 to September 20, 2012 in accordance with the executive’s employment agreement.

(4)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(5)	Represents full vesting of the executive’s restricted stock awards in accordance with the executive’s employment agreement.

(6)	Represents full vesting of the executive’s 2011 restricted stock awards. Upon a change in control or going private transaction, Messrs. Carroll, Sullivan and Gallagher will be entitled to either (in the Compensation Committee’s discretion) (a) cash equal to the unvested shares multiplied by the per share price paid in the change in control or going private transaction, or (b) if the successor entity is a publicly traded company, a replacement restricted share award from the successor entity with the same terms. Any such cash award would be payable upon the earliest of (x) the date the units were originally scheduled to vest so long as the executive remains continuously employed, (y) a termination without cause or a resignation with good reason within 3 years of the change in control, or (z) only if the Compensation Committee elects clause (a) above and the successor entity is not a publicly traded company, upon a resignation for any reason that occurs at least six months, but no more than nine months following the change in control or going private transaction.

(7)	Represents full vesting of the executive’s stock options in accordance with the executive’s employment agreement.

(8)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.

(9)	Represents full vesting of the executive’s 2011 cash performance awards pursuant to the terms of these award agreements.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)(c)
Equity compensation plans approved by security holders
Class A Common Stock Equity compensation plans not approved by security holders(3)	1,400,857	$12.42	2,864,686
Total	1,400,857	$12.42	2,864,686

(1)	Includes the following plans: Employee Stock Plan and the Director Stock Plan. Approximately 1,361,906 shares of this amount relate to options held by Cablevision, AMC Networks’ and MSG’s employees. Excludes approximately 14,253 stock appreciation rights which, by their terms, may only be settled in cash.

(2)	In March 2012, the Compensation Committee granted awards of restricted stock covering an aggregate of 441,111 shares. The number of shares remaining available for future issuance in column (c) has not been reduced to reflect these shares.

(3)	The plans included in this row have yet to be approved by the Company’s post-Distribution security holders. Prior to the Distribution, the plans were approved by CSC Holdings, LLC, a subsidiary of Cablevision and the sole stockholder of the Company at that time.

PROPOSAL 3 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2011 EMPLOYEE STOCK PLAN

Prior to the Distribution, CSC Holdings, LLC (“CSC Holdings”), a subsidiary of Cablevision and the sole shareholder of the Company at that time, approved the Employee Stock Plan. We are seeking stockholder approval of the Amended and Restated 2011 Employee Stock Plan (the “Amended 2011 Employee Stock Plan”) at our first annual stockholders meeting as a public company. The Amended 2011 Employee Stock Plan is being submitted for the approval of the stockholders of the Company in order to comply with NASDAQ rules and Section 162(m) of the Code of 1986, as amended. If the Amended 2011 Employee Stock Plan is not approved, then Code Section 162(m) provides that the Company will be unable to obtain tax deductions for certain compensation expenses associated with awards granted under the Amended 2011 Employee Stock Plan to certain of our executive officers. While there can be no assurance that the Company will be able to claim a tax deduction in respect of awards under the Amended 2011 Employee Stock Plan, the Board of Directors believes it is in the Company’s best interest to be in a position to do so and, therefore, recommends that the stockholders vote to approve the Amended 2011 Employee Stock Plan. The primary aspects of the Amended 2011 Employee Stock Plan are as follows, and such summary is qualified in its entirety by the Amended 2011 Employee Stock Plan as set forth in Annex A to this proxy statement.

Overview

The purpose of the Amended 2011 Employee Stock Plan is to compensate employees of the Company and its affiliates who are responsible for the management and growth of the business of the Company and its affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel. The Amended 2011 Employee Stock Plan provides for grants of incentive stock options (as defined in Section 422A of the Code), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The Amended 2011 Employee Stock Plan will terminate, and no more Awards will be granted, after ten years from the effective date of the plan (unless sooner terminated by our Board of Directors or our Compensation Committee). The termination of the Employee Stock Plan will not affect previously granted Awards.

Shares Subject to the Amended 2011 Employee Stock Plan; Other Limitations

The Amended 2011 Employee Stock Plan will be administered by the Company’s Compensation Committee. Awards may be granted under the Amended 2011 Employee Stock Plan to such employees of the Company and its affiliates as the Compensation Committee may determine. An “affiliate” is defined in the Amended 2011 Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards under the Amended 2011 Employee Stock Plan may not exceed an aggregate of 5,000,000, which may be either treasury shares or authorized and unissued shares. To the extent that (i) an Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee may also grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the Amended 2011 Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the Amended 2011 Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the Amended 2011 Employee Stock Plan. No single employee may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 2,000,000. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).

As a result of the Distribution, options with respect to approximately 1,761,605 shares of the Company’s Class A Common Stock and stock appreciation rights with respect to approximately 28,000 shares of the Company’s Class A Common Stock were issued under the Employee Stock Plan in respect of outstanding Cablevision options and stock appreciation rights previously issued to employees of the Company and Cablevision. In addition, as a result of the Distribution, approximately 280,310 restricted shares of the Company’s Class A Common Stock were issued in July 2011 under the Employee Stock Plan in replacement of Cablevision restricted shares granted in March 2011 to employees of the Company. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

Awards

All employees of the Company and its affiliates will be eligible to receive Awards under the Amended 2011 Employee Stock Plan. Under the Amended 2011 Employee Stock Plan, the Company may grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the stock appreciation right (or option).

The Company may also grant restricted shares and restricted stock units. A restricted share is a share of Class A Common Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the participant’s award agreements. The recipient of a restricted share will have the rights of a stockholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee may grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the Amended 2011 Employee Stock Plan, the Compensation Committee will have the authority, in its discretion, to add performance criteria as a condition to any employee’s exercise of a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the Amended 2011 Employee Stock Plan. Additionally, the Amended 2011 Employee Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of bonus award shares or restricted shares granted to such executives under the Amended 2011 Employee Stock Plan. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, program, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow, unlevered free cash flow, cash flow from operations and similar measure; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s Class A Common Stock; (xv) earnings per share; and/or (xvi) total shareholder return.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the Amended 2011 Employee Stock Plan at any time and from time to time may amend or revise the terms of the Amended 2011 Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision to an outstanding award agreement in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Certain Awards under the Amended 2011 Employee Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of certain awards under the Amended 2011 Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options

An employee will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the employee’s alternative minimum taxable income. Whether the employee is subject to the alternative minimum tax will depend on his or her particular circumstances. The employee’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If an employee disposes of the shares on or after (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

Nonstatutory Stock Options

For the grant of an option that is not intended to be (or does not qualify as) an ISO, an employee will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to an employee as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock

An employee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the Amended 2011 Employee Stock Plan unless the employee makes the election referred to below. Upon lapse of the restrictions, an employee will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the employee may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and an employee’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in an employee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement, an employee may elect, within 30 days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount an employee may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If an employee makes this election, the employee’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the employee upon the lapse of the restrictions. However, if the employee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the employee (even though the employee previously recognized income with respect to such forfeited shares).

In the taxable year in which an employee recognizes ordinary income on account of shares awarded to the employee, the Company generally will be entitled to a deduction equal to the amount of income recognized by the employee. In the event that the restricted shares are forfeited by an employee after having made the Section 83(b) election referred to above, the Company generally will include in our income the amount of our original deduction.

Stock Appreciation Rights

An employee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the employee in respect of a stock appreciation right will be taxable to the employee as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units

An employee will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying a restricted stock unit, an employee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the Distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of Distribution. An employee’s basis in any shares received will be equal to the fair market value of the shares on the date of Distribution, and an employee’s holding period in such shares will begin on the date of Distribution. If any dividend equivalent amounts are paid to an employee, they will be includible in the employee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, an employee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the employee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Currently, capital gain is generally taxed at a maximum rate of 15% if the property is held more than one year.

Section 162(m) Deductibility Rules

The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. To the extent possible, the Company intends to utilize the benefits of certain transition rules under Section 162(m) to insure the deductibility of compensation in excess of $1 million.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2011 CASH INCENTIVE PLAN

Prior to the Distribution, CSC Holdings as the sole stockholder of the Company at that time approved the CIP. We are seeking stockholder approval of the Amended and Restated 2011 Cash Incentive Plan (the “Amended 2011 CIP”) at our first annual stockholders meeting as a public company. The Amended 2011 CIP is being submitted for the approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. If the Amended 2011 CIP is not so approved, then Code Section 162(m) provides that the Company will be unable to obtain tax deductions for certain compensation expenses associated with awards granted to certain of our executive officers under the Amended 2011 CIP. While there can be no assurance that the Company will be able to claim a tax deduction in respect of awards under the Amended 2011 CIP, the Board of Directors believes it is in the Company’s best interest to be in a position to do so and therefore, recommends that the stockholders vote to approve the Amended 2011 CIP. The primary aspects of the Amended 2011 CIP are as follows, and such summary is qualified in its entirety by the Amended 2011 CIP as set forth in Annex B to this proxy statement.

Overview

The purposes of the Amended 2011 CIP are (i) to advance the interest of the Company and its stockholders by providing a means to motivate the employees of the Company and its affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (ii) to link the rewards of the employees of the Company and its affiliates to the achievement of specific performance objectives and goals when so desired; (iii) to assist the Company and its affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (iv) to permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Code when so desired. The Amended 2011 CIP provides for cash awards. No awards shall be made under this Plan after June 5, 2017.

Awards

The Amended 2011 CIP will be administered by the Company’s Compensation Committee. Awards may be granted under the Amended 2011 CIP to such employees of the Company or an affiliate of the Company, as the Compensation Committee may determine. An “affiliate” is defined in the Amended 2011 CIP to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The Amended 2011 CIP provides for two types of cash awards: Long-Term Incentive Awards and Annual Incentive Awards. Long-Term Incentive Awards may be subject to such terms and conditions (including the performance criteria described below) as the Compensation Committee determines; however, no Long-Term Incentive Award will cover a period of more than ten years. In no event may any covered employee be granted Long-Term Incentive Awards that are intended to satisfy the requirements of Section 162(m) in any fiscal year of the Company exceeding in the aggregate $10 million. Annual Incentive Awards may also be subject to such terms and conditions (including the performance criteria described below) as the Compensation Committee determines. In no event may any covered employee be granted Annual Incentive Awards that are intended to satisfy the requirements of Section 162(m) in any fiscal year of the Company exceeding in the aggregate $10 million.

The Compensation Committee may establish one or more conditions which must be satisfied in order for an employee to be entitled to an award under the Amended 2011 CIP. The Amended 2011 CIP specifies that, to the extent that an award under the Amended 2011 CIP is intended to qualify for deductibility under Section 162(m), the payment of the award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, program, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measure; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s Class A Common Stock; (xv) earnings per share; and/or (xvi) total shareholder return.

If the Compensation Committee establishes conditions to the entitlement of a Long-Term Incentive Award or Annual Incentive Award for a covered employee relating to the achievement of performance criteria, the Compensation Committee must determine whether the performance criteria have been met with respect to the employee and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award or Annual Incentive Award. No Long-Term Incentive Award or Annual Incentive Award (if contingent on such performance criteria) will be paid until such certification is made by the Compensation Committee.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the Amended 2011 CIP at any time and from time to time may amend or revise the terms of the Amended 2011 CIP, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 5 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2011 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Prior to the Distribution, CSC, as the sole shareholder of the Company approved 2011 AMC Networks Stock Plan for Non-Employee Directors. We are seeking shareholder approval of the Amended and Restated 2011 Director Stock Plan (the “Amended 2011 Director Stock Plan”) at our first annual shareholders meeting as a public company. The Amended 2011 Director Stock Plan is being submitted for the approval of the stockholders of the Company in order to comply with NASDAQ rules. The primary aspects of the Amended 2011 Director Stock Plan are as follows, and such summary is qualified in its entirety by the Amended 2011 Director Stock Plan as set forth in Annex C to this proxy statement.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors will be enhanced if it can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons stimulating the active interest of such persons in the development and financial success of the Company. The Amended 2011 Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units and other equity-based awards (collectively, “Director Awards”). The Amended 2011 Director Stock Plan will terminate, and no more Director Awards will be granted, after ten years from the effective date of the plan (unless sooner terminated by our Board of Directors or our Compensation Committee). The termination of the Amended 2011 Director Stock Plan will not affect previously granted Director Awards.

Shares Subject to the Amended 2011 Director Stock Plan; Other Limitations

The Amended 2011 Director Stock Plan will be administered by the Company’s Compensation Committee. There are currently 11 non-employee directors who are eligible to participate in the Amended 2011 Director Stock Plan. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Director Awards under the Amended 2011 Director Stock Plan may not exceed an aggregate of 465,000, which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee may also grant Director Awards with respect to such shares. Director Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the Amended 2011 Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the Amended 2011 Director Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the Amended 2011 Director Stock Plan. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to a Director Award would not fairly protect the rights represented by the Director Award in accordance with the essential intent and principles thereof (each such event, an “Amended 2011 Director Stock Plan Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).

As a result of the Distribution, options with respect to approximately 18,000 shares of the Company’s Class A Common Stock were issued to Cablevision directors under the 2011 Director Stock Plan with respect to outstanding Cablevision stock options and approximately 61,600 shares of the Company’s Class A Common Stock were issued to Cablevision directors under the 2011 Director Stock Plan in connection with Cablevision’s outstanding restricted stock units. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

Director Awards

Under the Amended 2011 Director Stock Plan, the Company may grant options to participants. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the Amended 2011 Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement, however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the option.

The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the Amended 2011 Director Stock Plan at any time and from time to time may amend or revise the terms of the Amended 2011 Director Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Amended 2011 Director Stock Plan Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Amended 2011 Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Options and Restricted Stock Units Under the Amended 2011 Director Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the Amended 2011 Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Amended 2011 Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the Amended 2011 Director Stock Plan. Upon payment or settlement of a restricted stock unit award in Class A Common Stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A Common Stock or cash received.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

NEW PLAN BENEFITS TABLE

The amount of each participant’s future awards under each of the Amended 2011 Employee Stock Plan (See “Proposal 3 — Proposal to Approve the Company’s Amended and Restated 2011 Employee Stock Plan”), the Amended 2011 CIP (See “Proposal 4 — Proposal to Approve the Company’s Amended and Restated 2011 Cash Incentive Plan”), and the Amended 2011 Director Stock Plan (See “Proposal 5 — Proposal to Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors”) will be determined based on the discretion of the Compensation Committee and therefore is not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for 2011 under the Employee Stock Plan, the CIP and the Director Stock Plan.

Name and Principal Position	Employee Stock Plan Dollar Value($)(1)	Employee Stock Plan Number of Units(1)	CIP Dollar Value ($) Long-Term Awards (2)	CIP Dollar Value ($) Annual Awards (1)	Director Stock Plan Dollar Value($)(3)	Director Stock Plan Number of Units(3)

Charles F. Dolan Executive Chairman	0	0	—	0	—

Joshua W. Sapan President and Chief Executive Officer	6,134,227	165,067	—	3,214,758	—

Edward A. Carroll Chief Operating Officer	727,001	16,755	—	1,299,060	—

Sean S. Sullivan Executive Vice President and Chief Financial Officer	279,302	6,437	—	500,000	—

James G. Gallagher Executive Vice President and General Counsel	271,058	6,247	—	300,000	—

All Executive Officers	7,469,593	197,078	—	5,313,818	—

All Non-Employee Directors	—	—	—	—	1,209,818	38,951

All Employees who are not Executive Officers	14,789,819	346,923	—	14,079,946	—

(1)	See “Executive Compensation Tables — Summary Compensation Table” and “Executive Compensation Tables — Summary Compensation Table — Grants of Plan-Based Awards” for additional information.

(2)	In 2011, long-term cash performance awards were granted by the Company under the CIP and certain of these awards were replacement awards to long-term cash performance awards granted by Cablevision in March 2011 with target payouts as follows: Mr. Dolan – $0; Mr. Sapan – $1,860,000; Mr. Carroll – $650,000; Mr. Sullivan – $250,000; Mr. Gallagher – $240,000; All Executive Officers – $3,085,000; All Employees who are not Executive Officers – $7,895,000.

(3)	See “Board of Directors — Director Compensation — Director Compensation Table” for additional information.

PROPOSAL 6 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed under the “Executive Compensation Tables” section of this proxy statement. Accordingly, for the reasons discussed in the “Executive Compensation Discussion and Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the stockholders of AMC Networks Inc. (“AMC Networks”) approve, on an advisory basis, the compensation of AMC Networks’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in AMC Networks’s Proxy Statement for the 2012 Annual Meeting of Stockholders under the heading ‘Executive Compensation Tables’.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 7 — NON-BINDING ADVISORY VOTE ON FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking a stockholder vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. Pursuant to Section 14A of the Exchange Act, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After consideration of this proposal, our Board determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and therefore recommends a vote for a triennial advisory vote. In reaching its recommendation, our Board considered that a triennial advisory vote would permit the pay for performance elements of our compensation programs to be judged over a period of time. Our Board believes that a well-structured compensation program should include policies and practices that emphasize the creation of stockholder value over the long-term and that the effectiveness of such plans cannot be best evaluated on an annual or biennial basis.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Directors or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance, with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that an advisory vote to approve the compensation of our named executive officers be held “Every Three Years.”

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Mr. Charles F. Dolan[1]	Executive Chairman

Mr. Joshua W. Sapan	President and Chief Executive Officer

Mr. Edward A. Carroll	Chief Operating Officer

Mr. Sean S. Sullivan	Executive Vice President and Chief Financial Officer

Mr. James G. Gallagher	Executive Vice President and General Counsel

Mr. John P. Giraldo	Chief Accounting Officer

(1)	The biography for Charles F. Dolan appears above under “Proposal 1 — Election of Directors — Directors Elected by Class B Common Stockholders.”

JOSHUA W. SAPAN, 62, President and Chief Executive Officer of the Company since March 9, 2011. Chief Executive Officer of Rainbow Media Holdings LLC since 1995. Chief Operating Officer of Rainbow Media Holdings from 1991 to 1995. President of AMC and Bravo from 1987 to 1991. Serves on the boards of The Cable Center, the Cable & Telecommunications Association for Marketing (CTAM) Educational Foundation, the International Radio and Television Society (IRTS) Foundation, the Museum of the Moving Image, the National Association for Multi-Ethnicity in Communications (NAMIC) Foundation, WNYC Radio and The New School University.

EDWARD A. CARROLL, 48, Chief Operating Officer of the Company since June 6, 2011. Various positions at Rainbow Media Holdings LLC since 1987, including as Chief Operating Officer of Rainbow Entertainment Services since January 2009; President of Rainbow Entertainment Services from 2004 to 2009; and General Manager of IFC and/or Bravo from 1997 to 2004.

SEAN S. SULLIVAN, 45, Executive Vice President and Chief Financial Officer of the Company since June 6, 2011. Chief Corporate Officer of Rainbow Media Holdings LLC since September 2010. Chief Financial Officer of HiT Entertainment from 2009 to 2010. Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008. Executive Vice President and Chief Financial Officer of Spencer Press, Inc. from 2004 to 2005. Executive Vice President of Burton Capital Management from 2003 to 2004. Senior Vice President, Finance and Corporate Development for Moore Corporation Limited from 2001 to 2002.

JAMES G. GALLAGHER, 53, Executive Vice President and General Counsel of the Company since June 6, 2011. Executive Vice President and General Counsel of Rainbow Media Holdings LLC since February 2008. Executive Vice President and General Counsel of Tommy Hilfiger Corporation from 2005 to 2006. Executive Vice President and General Counsel of HSN (Home Shopping Network) from 1996 to 2002.

JOHN P. GIRALDO, 44, Chief Accounting Officer of the Company since June 6, 2011. Senior Vice President and Chief Accounting Officer of Scholastic Corporation from 2009 to 2011. Vice President, Controller of MTV Games from 2008 to 2009. Senior Vice President, Corporate Accounting at New Line Cinema from 2002 through 2008. Vice President of Finance at Major League Soccer from 1998 to 2001.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Relationship Between Us and Cablevision and MSG

As a result of the Distribution, Cablevision no longer holds a common stock ownership interest in us. However, Cablevision, MSG and we continue to be under the control of Charles F. Dolan, members of his family and certain related family entities.

For purposes of governing the ongoing relationships between Cablevision and us and to provide for our orderly transition from a wholly owned subsidiary of Cablevision to a separate, public listed company, Cablevision and we have entered into the agreements described in this section.

Certain of the agreements summarized in this section have been included as exhibits to our Annual Report on Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed.

Distribution Agreement

On June 6, 2011, we entered into the Distribution Agreement with Cablevision and CSC Holdings as part of a series of transactions pursuant to which we received all of the limited liability company interests in RMH, the wholly owned indirect subsidiary of Cablevision through which Cablevision historically conducted the AMC Networks business.

Under the Distribution Agreement, Cablevision provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of ours); (ii) certain identified claims or proceedings; (iii) any breach by Cablevision of its obligations under the Distribution Agreement; and (iv) any untrue statement or omission in our Registration Statement on Form 10 filed with the SEC (the “Registration Statement”) or in the related Information Statement relating to Cablevision and its subsidiaries (the “Information Statement”). We provide Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses; (ii) any breach by the Company of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Registration Statement or Information Statement other than any such statement or omission relating to Cablevision and its subsidiaries.

In the Distribution Agreement we release Cablevision from any claims we might have arising out of:

•	the management of the businesses and affairs of AMC Networks on or prior to the Distribution;

•	the terms of the Distribution, our amended and restated certificate of incorporation, our by-laws and the other agreements entered into in connection with the Distribution;

•	the financing transactions in connection with the Distribution (the “Financing Transactions”); and

•	any decisions that have been made, or actions taken, relating to AMC Networks, the Distribution or the Financing Transactions.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Financing Arrangements

In connection with the Financing Transactions, we entered into various agreements with CSC Holdings relating to the issuance of our debt and the subsequent exchange of that debt in satisfaction of outstanding debt of Cablevision or CSC Holdings. See “Description of Financing Transactions and Certain Indebtedness — Financing Transactions in Connection with the Distribution — Cablevision Debt Exchange” in the Registration Statement.

Transition Services Agreement

On June 6, 2011, we entered into a Transition Services Agreement with Cablevision under which, in exchange for the fees specified in such agreement, Cablevision has agreed to provide transition services with regard to such areas as information systems, risk management and employee services, compensation and benefits. Under the Transition Services Agreement, we also provide certain services to MSG on behalf of Cablevision in connection with the MSG Distribution.

We provide transition services to Cablevision and MSG with regard to our information technology systems that we and Cablevision may share. The Company and Cablevision, as parties receiving services under the agreement, agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. We believe that the terms and conditions of the Transition Services Agreement are as favorable to us as those available from unrelated parties for a comparable arrangement.

Tax Disaffiliation Agreement

On June 6, 2011, we entered into a Tax Disaffiliation Agreement with Cablevision that governs Cablevision’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters following the Distribution.

We and our eligible subsidiaries previously joined with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Cablevision is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period that ended on or before the Distribution date. With certain exceptions, we are generally responsible for all other taxes (including certain New York City income taxes) for all taxable periods that ended on or before the Distribution date, and all taxes that are attributable to us or one of our subsidiaries after the Distribution date.

Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we have been included in Cablevision’s consolidated group, we could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement.

We are responsible for filing all tax returns for all periods ending after the Distribution date that include us or one of our subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes us or one of our subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date, however, if we cannot waive the right, we would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the Tax Disaffiliation Agreement requires that none of Cablevision, the Company or any of our respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Cablevision and its stockholders under Section 355 of the Code, or would otherwise cause holders of Cablevision stock receiving our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to Cablevision and its stockholders, unless we receive Cablevision’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Cablevision, that the activity will not alter the tax-free status of the Distribution to Cablevision and its stockholders. Such restricted activities include:

•	entering into any transaction pursuant to which 50% or more of our equity securities or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of our common shares;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and related transactions from being tax-free.

Furthermore, the Tax Disaffiliation Agreement limits our ability to pre-pay, pay down, redeem, retire, or otherwise acquire the senior unsecured notes or the Term B Facility portion of the Company’s outstanding debt. Moreover, we must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from our action or failure to act, if such action or failure to act precludes the violation of the restrictions set forth above). Cablevision must indemnify us and our subsidiaries, officers and directors for any taxes resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On June 6, 2011, we entered into an Employee Matters Agreement with Cablevision that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters.

In general, for a transition period following the Distribution, our employees participate in various Cablevision retirement, health and welfare, and other employee benefit plans. After this transition period, it is anticipated that our employees will generally participate in similar plans and arrangements established and maintained by the Company. Effective as of the Distribution date, we and Cablevision are each responsible for our respective employees and compensation plans.

Consulting Agreement

We historically paid a management fee pursuant to a consulting agreement between CSC Holdings and certain of our subsidiaries. Cablevision and its subsidiaries are no longer obligated under the agreement to provide any management services to our subsidiaries. We terminated the consulting agreement on the Distribution date and did not replace such agreement.

AMC Networks Broadcasting & Technology Services Agreement

AMC Networks Broadcasting & Technology, a wholly owned indirect subsidiary of AMC Networks, entered into services agreements with subsidiaries of MSG, for the provision by AMC Networks Broadcasting & Technology of certain transponder services and technical support services in connection therewith.

VOOM Litigation Agreement

In connection with the Distribution, CSC Holdings and AMC Networks and Rainbow Programming Holdings, LLC, an indirect wholly owned subsidiary of AMC Networks (collectively, the “AMC Parties”) entered into an agreement (the “VOOM Litigation Agreement”) which provides that from and after the Distribution date, CSC Holdings retains full control over the pending litigation with DISH Network, LLC (“DISH Network”). Any decision with respect to settlement will be made jointly by CSC Holdings and the AMC Parties. CSC Holdings and the AMC Parties will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement or final judgment in the pending litigation with DISH Network that are received by subsidiaries of the Company from VOOM HD. The AMC Parties are responsible for the legal fees and costs until such costs reach an agreed upon threshold, at which point CSC Holdings and the AMC Parties will bear such fees and expenses equally. See “Legal Proceedings — DISH Network Contract Dispute” of our Annual Report on Form 10-K for the year ended December 31, 2011 for a description of the VOOM litigation.

Other Arrangements and Agreements with Cablevision

The Company has also entered into a number of commercial and technical arrangements and agreements with Cablevision and its subsidiaries, none of which are material to the Company. These include arrangements for the Company’s use of equipment, offices and other premises, provision of technical and transport services and vendor services, and access to technology. Cablevision is a party to affiliation agreements with each of AMC, WE tv, IFC and Sundance Channel relating to the carriage of those programming networks on Cablevision’s cable systems.

Equity Administration Agreement with MSG

On June 30, 2011, we entered into an Equity Administration Agreement with MSG that sets forth responsibilities and liabilities of the parties regarding vesting, exercise and forfeiture of stock options, stock appreciation rights and restricted shares: (i) of the Company that are held by employees or former employees of MSG; and (ii) of MSG that are held by employees or former employees of the Company.

Aircraft Arrangements with Cablevision and Certain Dolan Family Members

RMH has entered into a Time Sharing Agreement with CSC Transport, Inc. (“CSC Transport”), a subsidiary of Cablevision, pursuant to which CSC Transport leases to RMH on a “time-sharing” basis a Gulfstream Aerospace G-V aircraft and three helicopters. RMH pays CSC Transport an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. In calculating the amounts payable under the agreement, RMH and CSC Transport will allocate in good faith the treatment of any flight that is for the benefit of both RMH and Cablevision. The agreement became effective as of the Distribution date. During 2011, RMH paid CSC Transport $20,727 under this agreement.

RMH has entered into a Time Sharing Agreement with The Dolan Family Office, LLC (“DFO LLC”), a company controlled by Charles F. Dolan, the Executive Chairman and a director of the Company. Under this agreement, DFO LLC has agreed to sublease to RMH on a “time sharing” basis, a Gulfstream Aerospace GIV-SP aircraft. The Company pays DFO LLC an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under FAA rules. The agreement became effective as of the Distribution date. During 2011, RMH did not make any payments to DFO LLC under this agreement.

RMH entered into an Aircraft Dry Lease Agreement, which became effective as of the Distribution date, with New York Aircam Corp., an entity owned by Patrick F. Dolan, a director of the Company, pursuant to which RMH may lease a Cessna aircraft owned by that entity at a cost of $650 per hour plus the actual costs of operating the aircraft during the lease periods. RMH is also responsible for obtaining and paying the cost of the flight crew to operate the aircraft. During 2011, RMH paid New York Aircam Corp. $0 under this agreement. RMH and CSC Transport have also entered into an Aircraft Management Agreement, pursuant to which CSC Transport has agreed to provide pilots and certain other services in connection with the use by RMH of the Cessna aircraft leased by it under the dry lease with New York Aircam Corp. The agreement provides for a fee of $100 per month in addition to reimbursement of certain expenses incurred by CSC Transport in connection with the provision of services thereunder. During 2011, RMH did not make any payments to CSC Transport under this agreement.

See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for a description of registration rights agreements among Dolan family interests and the Company.

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST

Charles F. Dolan serves as the Executive Chairman of the Company and as the Chairman of Cablevision. In addition, ten of the members of our Board of Directors also serve as directors of Cablevision and/or MSG concurrently with their service on our Board of Directors. Therefore, these directors may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Cablevision or MSG consider certain acquisitions and other corporate opportunities that may be suitable for us and either or both of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Cablevision or MSG and us. In addition, certain of our officers and directors own Cablevision and MSG stock and options to purchase Cablevision or MSG stock, as well as cash performance awards with any payout based on the performance of Cablevision or MSG. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Cablevision or MSG. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Company’s amended and restated certificate of incorporation acknowledges that the Company may have overlapping directors and officers with Cablevision and its subsidiaries and successors or MSG and its subsidiaries and successors and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s amended and restated certificate of incorporation provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Cablevision or any of its subsidiaries or MSG or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. These provisions in our amended and restated certificate of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Cablevision, MSG and/or any of their respective subsidiaries and provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Members of the Dolan family group have entered into an agreement with the Company in which they agreed that during the 12-month period beginning on the Distribution date, the Dolan family group must obtain the prior approval of a majority of the Company’s Independent Directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan family group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “Independent Directors” means the directors of the Company who have been determined by our Board of Directors to be independent directors for purposes of NASDAQ corporate governance standards.

RELATED PARTY TRANSACTION APPROVAL POLICY

We have adopted a written policy whereby an Independent Committee of our Board of Directors reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with Cablevision and its subsidiaries or with MSG and its subsidiaries (collectively, the “Other Company”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Company, on the other hand, in which the amount exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of these intercompany arrangements under the related party transaction approval policy but does cover any amendments, modifications, terminations or extensions, other than ministerial, nonsubstantive amendments or modifications, as well as the handling and resolution of any disputes. Our executive officers and directors who are also senior executives or directors of the Other Company may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Company, in each case under the direction of an Independent Committee or the comparable committee of the board of directors of the Other Company.

Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A common stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Networks to identify anyone who failed to file a required report or filed a late report during the Transition Period. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table sets forth certain information as of March 31, 2012, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company and (iii) each named executive officer of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Dolan Family Group(3)	Class A common stock	1,718,427	2.89%	70.38%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	13,534,408	100%	—

Charles F. Dolan(3)(4)(5)(6)(7)(13)(27)(28)(35)	Class A common stock	826,455	1.39%	40.48%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	7,800,874	57.64%	—

Helen A. Dolan(3)(4)(5)(6)(7)(13)(27)(28)(35)	Class A common stock	826,455	1.39%	40.48%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	7,800,874	57.64%	—

Charles F. Dolan 2011 Grantor Retained	Class A common stock	—	*	5.13%
Annuity Trust #1A(3)(5) c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	999,761	7.39%	—

Helen A. Dolan 2011 Grantor Retained	Class A common stock	—	*	3.17%
Annuity Trust #1A(3)(7) c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	617,589	4.56%	—

Joshua W. Sapan(13)(35)(37)	Class A common stock	295,533	*	*
	Class B common stock	—	*	—

Edward A. Carroll(13)(35)(36)(37)	Class A common stock	48,363	*	*
	Class B common stock	—	*	—

Sean S. Sullivan(35)(37)	Class A common stock	7,034	*	*
	Class B common stock	—	*	—

James G. Gallagher(35)(37)	Class A common stock	13,372	*	*
	Class B common stock	—	*	—

William J. Bell(15)	Class A common stock	5,000	*	*
	Class B common stock	—	*	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
James L. Dolan(3)(13)(15)(16)(18)(34)(35)	Class A common stock	572,747	*	5.89%
P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	1,089,487	8.05%	—

Kristin A. Dolan(13)(15)(16)(18)(34)(35)	Class A common stock	572,747	*	5.89%
P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	1,089,487	8.05%	—

Patrick F. Dolan(3)(13)(15)(19)(32)(35)	Class A common stock	65,832	*	4.71%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	910,459	6.73%	—

Thomas C. Dolan(3)(13)(20)(33)(35)	Class A common stock	60,357	*	4.94%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	956,029	7.06%	—

Brian G. Sweeney(3)(13)(15)(21)(22)(30)(35)	Class A common stock	88,113	*	4.79%
1111 Stewart Avenue Bethpage, NY 11714
	Class B common stock	924,624	6.83%	—

Marianne Dolan Weber(3)(14)(15)(23)(31)	Class A common stock	51,914	*	4.64%
P.O. Box 420
Oyster Bay, NY 11771	Class B common stock	899,161	6.64%	—

Neil Ashe(15)	Class A common stock	—	—	—
	Class B common stock	—	—

Alan D. Schwartz(15)	Class A common stock	—	—	—
	Class B common stock	—	—	—

Leonard Tow(14)(15)	Class A common stock	8,139	*	*
	Class B common stock	—	—	—

Robert C. Wright(15)	Class A common stock	—	—	—
	Class B common stock	—	—	—
All executive officers and directors as a group(4)(5)(6)(7)(13)(14)(15)(16)(18)(19)(20) (21)(22)(23)(30)(31)(32)(33)(34)(35)(36)(37)	Class A common stock	2,045,431	3.44%	65.65%
	Class B common stock	12,580,634	92.95%	—

Kathleen M. Dolan(3)(17)(29)(30) (31)(32)(33)(34)	Class A common stock	276,373	*	28.40%
94B Bowman Road Barnard, VT 05031
	Class B common stock	5,503,488	40.66%	—

Deborah A. Dolan-Sweeney(3)(13)(15)(21) (22)(30)	Class A common stock	88,113	*	4.79%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	924,624	6.83%	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Paul J. Dolan(3)(24)(29)(34)	Class A common stock	190,207	*	9.58%
Progressive Field, 2401 Ontario St. Cleveland, OH 44115
	Class B common stock	1,845,939	13.64%	—

Mary S. Dolan(3)(25)(30)(32)	Class A common stock	110,797	*	9.33%
300 So. Riverside Plaza, Suite 1480 Chicago, IL 60606
	Class B common stock	1,804,996	13.34%	—

Matthew J. Dolan(3)(26)(31)(33)	Class A common stock	90,887	*	9.38%
Corporate Place, 100 7th Avenue, Suite 150 Chardon, OH 44024
	Class B common stock	1,817,760	13.43%	—

Lawrence J. Dolan(3)(27)	Class A common stock	2,300	*	19.57%
Progressive Field, 2401 Ontario St. Cleveland, OH 44115
	Class B common stock	3,811,519	28.16%	—

David M. Dolan(3)(28)	Class A common stock	310,488	*	19.73%
7 Glenmaro Lane St. Louis, MO 63131
	Class B common stock	3,811,519	28.16%	—

Charles F. Dolan Children Trust(3)(29)	Class A common stock	47,864	*	4.74%
FBO Kathleen M. Dolan P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	918,981	6.79%	—

Charles F. Dolan Children Trust(3)(30)	Class A common stock	47,864	*	4.74%
FBO Deborah A. Dolan-Sweeney c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	918,981	6.79%	—

Charles F. Dolan Children Trust(3)(31)	Class A common stock	47,864	*	4.60%
FBO Marianne Dolan Weber P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	890,802	6.58%	—

Charles F. Dolan Children Trust(3)(32)	Class A common stock	47,864	*	4.57%
FBO Patrick F. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	886,015	6.55%	—

Charles F. Dolan Children Trust(3)(33)	Class A common stock	39,886	*	4.78%
FBO Thomas C. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	926,958	6.85%	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Charles F. Dolan Children Trust(3)(34)	Class A common stock	39,886	*	4.78%
FBO James L. Dolan P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	926,958	6.85%	—

Luxor Capital Group, LP(8)	Class A common stock	6,645,406	11.19%	3.41%
1251 Avenue of the Americas New York, NY 10020
	Class B common stock	—	—	—

Paulson & Co. Inc.(9)	Class A common stock	5,750,000	9.68%	2.95%
1251 Avenue of the Americas New York, NY 10020
	Class B common stock	—	—	—

ClearBridge Advisors, LLC(10)	Class A common stock	4,516,749	7.60%	2.32%
620 8th Avenue New York, NY 10018
	Class B common stock	—	—	—

Manning & Napier Advisors, LLC(11)	Class A common stock	5,172,976	8.71%	2.66%
290 Woodcliff Drive Fairport, NY 14450
	Class B common stock			—

Wellington Management Company, LLP(12)	Class A common stock	3,749,249	6.31%	1.93%
280 Congress Street Boston, MA 02210
	Class B common stock	—	—	—

*	Less than 1%.

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A common stock is exclusive of the shares of Class A common stock that are issuable upon conversion of shares of Class B common stock.

(2)	Shares of Class B common stock are convertible into shares of Class A common stock at the option of the holder on a share for share basis. The holder of one share of Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B common stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A common stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B common stock have the right to elect the remaining members of the Board of Directors.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2011 Grantor Retained Annuity Trust #1A (“CFD 2011 GRAT”) and the Charles F. Dolan 2009 Revocable Trust (“CFD 2009 Trust”); Helen A. Dolan, individually and as Trustee of the Helen A. Dolan 2011 Grantor Retained Annuity Trust #IA (“HAD 2011 GRAT”) and the Helen A. Dolan 2009 Revocable Trust (“HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. DolanSweeney; Lawrence J. Dolan, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”) and as Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan and Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of James L. Dolan (hereinafter collectively referred to as the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”); David M. Dolan, as a Trustee of each of the 2009 Family Trusts and each of the CFD 2010 Grandchildren Trusts; Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and James L. Dolan; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and Patrick F. Dolan; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; 2009 Family Trust FBO James L. Dolan; 2009 Family Trust FBO Thomas C. Dolan; 2009 Family Trust FBO Patrick F. Dolan; 2009 Family Trust FBO Kathleen M. Dolan; 2009 Family Trust FBO Marianne Dolan Weber; 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan; CFD 20 I 0 Grandchildren Trust FBO Descendants of James L. Dolan; CFD 2011 GRAT; and HAD 2011 GRAT. The Group Members may be deemed to beneficially own an aggregate of 15,252,835 shares of Class A common stock as a result of their beneficial ownership of (i) 1,718,427 shares of Class A common stock (including 120,330 shares of restricted stock and 886,315 shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan or Director Stock Plan, which on March 15, 2012, were unexercised but would be exercisable within a period of 60 days) and (ii) 13,534,408 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof. Individuals who are Group Members solely in their capacity as trustees of trusts that are Group Members beneficially own an additional 433,451 shares of Class A common stock. See footnotes (4) through (7), (13), (14) and (16) through (34).

(4)

Charles F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 529,118 shares of Class A common stock (including 25,768 shares of Class A common stock, 51,100 unvested shares of restricted stock, 450,524 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 1,732,877 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust and 999,761 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; 639,128 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. Includes 2,540,063 shares of Class B common stock owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock owned by the CFD 2010 Grandchildren Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefore. He disclaims beneficial ownership of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; 639,128 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. See footnotes (5)(6)(7)(13)(27)(28).

(5)	Charles F. Dolan, as trustee of the CFD 2011 GRAT, has the sole power to vote and dispose of 999,761 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT.

(6)	Helen A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of 1,256,717 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 639,128 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust and 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; an aggregate of 529,118 shares of Class A common stock (including 25,768 shares of Class A common stock 51,100 unvested shares of restricted stock, 450,524 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally by her spouse, Charles F. Dolan, and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 1,732,877 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust; 999,761 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. Includes 2,540,063 shares of Class B common stock owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock owned by the CFD 2010 Grandchildren Trusts which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 297,337 shares of Class A common stock owned of the Dolan Family Foundation, an aggregate of 529,118 shares of Class A common stock (including 25,768 shares of Class A common stock, 51,100 unvested shares of restricted stock, 450,524 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally by her spouse and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 1,732,877 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust; 999,761 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. See footnotes (4)(5)(7)(13)(27)(28).

(7)	Helen A. Dolan, as trustee of the HAD 2011 GRAT, has the sole power to vote and dispose of 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT.

(8)	Based upon the most recent Schedule 13G filed with the SEC on April 14, 2012, Luxor Capital Group, LP, an investment adviser, has shared voting power over 6,645,406 shares of Class A common stock and shared dispositive power over 6,645,406 shares of Class A common stock.

(9)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2012, Paulson & Co. Inc., an investment adviser, has sole voting power over 5,750,000 shares of Class A common stock and sole dispositive power over 5,750,000 shares of Class A common stock.

(10)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2012, ClearBridge Advisors, LLC, an investment adviser, has sole voting power over 3,927,296 shares of Class A common stock and sole dispositive power over 4,516,749 shares of Class A common stock.

(11)	Based upon the most recent Schedule 13G filed with the SEC on January 27, 2012, Manning & Napier Advisors, LLC, an investment adviser, has sole voting power over 4,215,676 shares of Class A common stock and sole dispositive power over 5,172,976 shares of Class A common stock.

(12)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2012, Wellington Management Company, LLP, an investment adviser, has shared voting power over 2,623,824 shares of Class A common stock and shared dispositive power over 3,743,999 shares of Class A common stock.

(13)	Includes shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Employee Stock Plan, which on March 15, 2012, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A common stock for the following individuals: Charles F. Dolan 450,524; James L. Dolan 427,041; Kristin A. Dolan 0; Patrick F. Dolan 3,000; Thomas C. Dolan 0; Brian G. Sweeney 3,750; Joshua W. Sapan 93,950, Edward A. Carroll 15,420, and 997,685 for all executive officers and directors as a group.

(14)	Includes shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Stock Plan for Non-Employee Directors, which on March 15, 2012, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A common stock for the following individuals: Leonard Tow 2,000 and Marianne Dolan Weber 2,000.

(15)	Does not include restricted stock units granted under the Company’s 2011 Stock Plan for Non-Employee Directors, which represent a right to receive one share of Class A common stock or the cash equivalent thereof. These amounts include the following number of restricted stock units for the following individuals: James L. Dolan, 3,541; Kristin A. Dolan, 3,541; Brian G. Sweeney, 3,541; Patrick F. Dolan, 3,541; Marianne Dolan Weber, 3,541; William J. Bell 3,541; Neil Ashe 3,541; Alan D. Schwartz 3,541; Leonard Tow 3,541; and Robert C. Wright 3,541.

(16)	James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 518,341 shares of Class A common stock (including, 42,275 shares of Class A common stock, 49,025 unvested shares of restricted stock and 427,041 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and an aggregate of 4,225 shares of Class A common stock held as custodian for one or more of his children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 7,895 shares of Class A common stock (including 4,510 shares of Class A common stock, 2,980 unvested shares of restricted stock and 405 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse, Kristin A. Dolan; 1,250 shares of Class A common stock owned jointly with his spouse; 1,150 shares of Class A common stock owned by a member of his household; 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of an aggregate of 4,225 shares of Class A common stock held as custodian for one or more of his children; 1,150 shares of Class A common stock owned by a member of his household; 7,895 shares of Class A common stock (including 4,510 shares of Class A common stock, 2,980 unvested shares of restricted stock and 405 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse; and 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion-thereof owned by the Dolan Children Trust for his benefit.

(17)	Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,595 shares of Class A common stock owned personally; 4,481 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children; and an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,250 shares of Class A common stock owned jointly with her former spouse; an aggregate of 271,228 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children, an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate 271,228 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts of which 918,981 shares are held for her benefit and for which she serves as co-trustee.

(18)

Kristin A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 7,895 shares of Class A common stock (including 4,510 shares of Class A common stock, 2,980 unvested shares of restricted stock and 405 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 518,341 shares of Class A common stock (including 42,275 shares of Class A common stock, 49,025 unvested shares of restricted stock and 427,041 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse, James L. Dolan; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by her spouse; 1,250 shares of Class A common stock owned jointly with her spouse; an aggregate of 4,225 shares of Class A common stock held by her spouse as custodian for one or more of his children; 1,150 shares of Class A common stock owned by a member of her household; 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 4,225 shares of Class A common stock held by her spouse as custodian for one or more of his children; 1,150 shares of Class A common stock owned by a member of her household; 518,341 shares of Class A common stock (including 42,275 shares of Class A common stock, 49,025 unvested shares of restricted stock and 427,041 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by her spouse; and 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse.

(19)	Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 13,118 shares of Class A common stock (including 5,893 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,000 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally; 24,444 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,250 shares of Class A common stock owned jointly with his spouse; 525 shares of Class A common stock owned personally by his spouse; 2,300 shares of Class A common stock owned by members of his household; 775 shares owned by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as co-trustee; and 47,864 shares of Class A common stock owned by the Dolan Children Trust for his benefit and 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 525 shares of Class A common stock owned personally by his spouse; 2,300 shares of Class A common stock owned by members of his household; 775 shares of Class A common stock held by the Mucci Trust; and 47,864 shares of Class A common stock and 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit.

(20)	Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 20,471 shares of Class A common stock (including 11,696 shares of Class A common stock, 8,775 unvested shares of restricted stock) owned personally; 29,071 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit.

(21)	Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 32,574 shares of Class A common stock (including 24,599 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by his spouse, Deborah A. Dolan-Sweeney; an aggregate of 7,675 shares Class A common stock held in trusts for his children for which he serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse. He disclaims beneficial ownership of the 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by his spouse; an aggregate of 7,675 shares of Class A common stock held in trusts for his children for which he serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse.

(22)

Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 32,574 shares of Class A common stock (including 24,599 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days)

owned personally by her spouse, Brian G. Sweeney; an aggregate of 7,675 shares of Class A common stock held in trusts for her children for which her spouse serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 32,574 shares of Class A common stock (including 24,599 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; an aggregate of 7,675 shares of Class A common stock held in trusts for her children for which her spouse serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit.

(23)	Marianne Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,000 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally; 8,359 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and 1,150 shares of Class A common stock held as custodian for her child and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 900 shares of Class A common stock owned personally by her spouse, and 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 900 shares of Class A common stock owned personally by her spouse 1,150 shares of Class A common stock held as custodian for her child; and 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit.

(24)	Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 96,550 shares of Class A common stock (including 5,108 shares of Class A common stock held as custodian for one or more minor children and 91,442 shares of Class A common stock owned by the CFD Trust No. 10) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A common stock owned jointly with his spouse; and an aggregate of 87,750 shares of Class A common stock and 1,845,939 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan. He disclaims beneficial ownership of an aggregate of 5,108 shares of Class A common stock held as custodian for one or more minor children; 91,442 shares of Class A common stock owned by the CFD Trust No. 10; and an aggregate of 87,750 shares of Class A common stock and 1,845,939 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan.

(25)	Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A common stock held as custodian for one or more minor children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A common stock owned jointly with her spouse; an aggregate of 95,728 shares of Class A common stock and 1,804,996 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan. She disclaims beneficial ownership of 6,810 shares of Class A common stock held as custodian for one or more minor children; an aggregate of 95,728 shares of Class A common stock and 1,804,996 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan.

(26)	Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A common stock owned personally and 1,387 shares of Class A common stock held as custodian for his child and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A common stock and 1,817,760 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A common stock held as custodian for his child and an aggregate of 87,750 shares of Class A common stock and 1,817,760 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(27)	Lawrence J. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 2,300 shares of Class A common stock owned jointly with his spouse; an aggregate of 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. He disclaims beneficial ownership of an aggregate of shares of Class B common stock and the equal number of shares of 2,540,063 Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts.

(28)	David M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 302,176 shares of Class A common stock (including 2,971 shares of Class A common stock owned by the David M. Dolan Revocable Trust and 299,205 shares of Class A common stock owned by the Charles F. Dolan Charitable Remainder Trust) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,312 shares of Class A common stock (including 2,300 shares of Class A common stock owned jointly with his spouse; 5,250 shares of Class A common stock owned by the Ann H. Dolan Revocable Trust, 762 shares of Class A common stock held by his spouse as custodian for a minor child); and an aggregate of 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. He disclaims beneficial ownership of 299,205 shares of Class A common stock owned by the Charles F. Dolan Charitable Remainder Trust; 5,250 shares of Class A common stock owned by the Ann H. Dolan Revocable Trust; 762 shares of Class A common stock held by his spouse as custodian for a minor child; an aggregate of 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts.

(29)	Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(30)	Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(31)	Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan-Weber.

(32)	Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(33)	Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(34)	Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(35)	Includes shares of unvested restricted stock. These amounts include the following number of shares of Class A common stock for the following individuals: Joshua W. Sapan 178,342; Edward A. Carroll 23,730; Sean S. Sullivan 7,034; James G. Gallagher 8,822; Charles F. Dolan 51,100; James L. Dolan 49,025; Kristin A. Dolan 2,980; Thomas C. Dolan 8,775; Patrick F. Dolan 4,225; and Brian G. Sweeney 4,225.

(36)	Includes 1,349 shares held indirectly through a 401(k).

(37)	Does not include restricted stock units granted under the Company’s 2011 Employee Stock Plan, which represent a right to receive one share of Class A common stock or the cash equivalent thereof. The excluded number of restricted stock units for the following individuals are: Joshua W. Sapan 46,229; Edward A. Carroll 22,183; Sean S. Sullivan 11,091; Charles F. Dolan 7,896; and James G. Gallagher 6,655.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A common stock and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities have entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B common stock.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Children’s Foundation, the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2012, the Dolan Parties owned approximately 8.1 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 60% of our Class B Common Stock, as well as approximately 1.4 million shares of Class A Common Stock, which represented approximately 2.5% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13% of our Common Stock and approximately 42% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2012, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40% of our Class B Common Stock, as well as approximately 0.3 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 8% of our Common Stock and approximately 28% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

OTHER MATTERS

Stockholder Proposals for 2013 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2013 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2013 annual meeting must submit their proposals to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 26, 2012. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2012 proxy statement.

In accordance with our Amended By-Laws, in order for proposals to be properly brought before the 2013 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov , or at www.amcnetworks.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly
Senior Vice President and Secretary

New York, New York

April 24, 2012

Annex A

AMC Networks Inc. Amended and Restated 2011 Employee Stock Plan

1.    Purpose. The purpose of the AMC Networks Inc. Amended and Restated 2011 Employee Stock Plan is to compensate employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interests of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel. The AMC Networks Inc. 2011 Employee Stock Plan was originally adopted on May 16, 2011 and is being amended and restated effective as of June 5, 2012 subject to approval by the stockholders of the Company.

2.     Definitions. When used in this Plan, unless the context otherwise requires:

(a)    “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interests of such Entity.

(b)    “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c)    “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e)    “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f)    “Company” shall mean AMC Networks Inc., a Delaware corporation.

(g)    “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h)    “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i)    “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the generality of the foregoing, if the Company has established an electronic exercise program with a broker for the exercise of Options or Rights and the Shares underlying the Options are publicly traded, the Fair Market Value of a Share for purposes of net cashless exercise and withholding taxes shall be the price of a Share on such stock exchange at the time of exercise.

(j)    “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k)    “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l)    “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m)    “Participant” shall mean any employee or former employee of the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n)    “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award of Restricted Shares or Restricted Stock Units or another stock based award (other than Options and Rights) is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the payment of the Award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow (AOCF), unlevered free cash flow, cash flow from operations and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Shares; (xiii) a specified increase in the private market value of the Company; (xiv) the Share price; (xv) earnings per share; and/or (xvi) total shareholder return.

(o)    “Plan” shall mean this AMC Networks Inc. Amended and Restated 2011 Employee Stock Plan, as amended from time to time.

(p)    “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(q)    “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(r)    “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(s)    “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(t)    “Rights” shall mean stock appreciation rights granted pursuant to Section 7 hereof.

(u)    “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share.

(v)    “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3.    Administration. (a) The Plan shall be administered by the Committee, which shall consist of at least the minimum number of members of the Board of Directors required by Section 162(m) of the Internal Revenue Code. Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors” to the extent required by Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(c)(1) or Rule 16b-3(d) under the Exchange Act.

(b)    The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. Subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award, the enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c)    No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.    Participants. Except as hereinafter provided, all employees of the Company and its Affiliates shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5.    Share Limitations. (a) The Committee may make Awards under this Plan for up to an aggregate number of 5,000,000 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, (ii) any Shares under an Award are not issued because of payment or withholding obligations or (iii) Restricted Shares shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b)    In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 2,000,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.

6.    Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a)    Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)    Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c)    Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d)    Incentive Stock Options Granted to Ten Percent Stockholders. To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e)    Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f)    Settlement of an Option. When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7.    Rights. The Committee may grant to employees the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a)    Terms and Conditions. The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)    Exercise Price for Rights. The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c)    Duration of Rights. The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d)    Settlement of Rights. Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8.    Exercise of Options and Rights. (a) An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b)    Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9.    Restricted Shares. The Committee may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a)    Issuance; Terms and Conditions. The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b)    Payment of Par Value. To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to the employee by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the employee a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

(c)    Restriction on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d)    Forfeiture of Restricted Shares. If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(b) hereof.

(e)    Right to Vote and Receive Dividends on Restricted Shares. Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10.    Restricted Stock Units. The Committee may grant employees such number of Restricted Stock Units as it may determine in its sole discretion.

(a)    Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)    Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c)    Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11.    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12.    Certain Adjustments. (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b)    Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13.    No Rights of a Stockholder. A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

14.    No Right to Continued Employment. Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

15.    Issuance of Shares and Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16.    Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17.    Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18.    Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19.    Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20.    Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any clawback policy adopted by the Company.

21.    Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

22.    Effective Date. The Plan shall become effective upon approval by the stockholders of the Company on June 5, 2012.

23.    Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

24.    Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

25.    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

26.    Governing Law. The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

27.    Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

28.    Duration. This Plan shall remain in effect until June 5, 2022 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

29.    Distribution Issuance. (a) Notwithstanding Section 3 of the Plan, the Compensation Committee (the “Cablevision Committee”) of the Board of Directors of Cablevision Systems Corporation (“Cablevision”) may grant Awards with respect to outstanding equity awards of Cablevision in connection with the distribution by Cablevision to holders of its common stock of all of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the Cablevision Committee shall have full authority to grant Awards in connection with the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the Cablevision Committee shall be considered a “Covered Person” for purposes of Section 3(c) of the Plan. Actions taken by the Cablevision Committee in accordance with this Section 29 which have effect after the effective date of this Plan shall be valid even if such action is taken prior to the effective date of this Plan.

(b)    Notwithstanding Section 6(b) and Section 7(b) of the Plan, the exercise price of each Option and Right granted by the Cablevision Committee in connection with the Distribution may be less than the Fair Market Value of a Share on the day on which the Option or Right is granted, in order to preserve the intrinsic value of the outstanding Cablevision equity awards prior to the Distribution.

Annex B

AMC Networks Inc. Amended and Restated 2011 Cash Incentive Plan

1.    Purpose. The purposes of the AMC Networks Inc. Amended and Restated 2011 Cash Incentive Plan are (a) to advance the interests of the Company and its shareholders by providing a means to motivate the employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its Affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code when so desired. The AMC Networks Inc. 2011 Cash Incentive Plan was originally adopted on May 16, 2011 and is being amended and restated effective as of June 5, 2012 subject to approval by the stockholders of the Company.

2.    Definitions. When used in this Plan, unless the context otherwise requires:

(a)    “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interests of such Entity.

(b)    “Annual Incentive Award” shall mean an annual incentive award to be earned (and therefore payable) in respect of a Participant’s performance over one Plan Year, granted pursuant to Section 6.

(c)    “Award” shall mean a cash award which is granted or made under the Plan including an Annual Incentive Award and a Long-Term Incentive Award.

(d)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e)    “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f)    “Company” shall mean AMC Networks Inc., a Delaware corporation.

(g)    “Covered Employee” shall mean any employee of the Company or its subsidiaries who, in the discretion of the Committee, is likely to be a “covered employee” under Section 162(m) of the Internal Revenue Code for the year in which an Award is payable and any employee of the Company or an Affiliate designated by the Committee as such, in its discretion, for purposes of an Award.

(h)    “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i)    “GAAP” shall mean accounting principles generally accepted in the United States of America.

(j)    “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(k)    “Long-Term Incentive Award” shall mean a long-term incentive award to be earned over a period extending beyond one Plan Year, granted pursuant to Section 5.

(l)    “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(m)    “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the payment of the Award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow (AOCF), unlevered free cash flow, cash flow from operations and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s common stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s common stock; (xv) earnings per share; and/or (xvi) total shareholder return.

(n)    “Permitted Transferees” shall have the meaning set forth in Paragraph 9 hereof.

(o)    “Plan” shall mean the AMC Networks Inc. Amended and Restated 2011 Cash Incentive Plan, as it may be amended from time to time.

(p)    “Plan Year” shall mean the Company’s fiscal year.

3.    Administration.

(a)    The Plan shall be administered by the Committee, which shall consist of at least the minimum number of members of the Board of Directors required by Section 162(m) of the Internal Revenue Code. Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” to the extent required by Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

(b)    The Committee, acting in its sole discretion, shall have full authority, subject to the terms of the Plan (including Section 10), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Awards and Award certificates or agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the payout or other term or condition of an Award on the achievement of Performance Criteria, if so desired, (h) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is paid or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. Subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award, the enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c)    No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Affected Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company’s approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.    Participants. All employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5.    Long–Term Incentive Awards.

(a)    Terms and Conditions. The amount, form, terms and conditions of each Long-Term Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions or circumstances upon which such Award shall be paid to the Participant, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of a Long-Term Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b)    Duration of Awards. The duration of any Long-Term Incentive Award granted under this Plan shall be for a period fixed by the Committee but shall in no event be more than ten years.

(c)    Dollar Limitation. At the time a Long-Term Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in any one Plan Year, Long-Term Incentive Awards intended to satisfy such requirements that provide for the maximum payment of an aggregate amount exceeding $10 million.

(d)    Committee Certification. If the Company establishes conditions to the entitlement of a Long-Term Incentive Award relating to the achievement of Performance Criteria pursuant to Section 5(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award. No such Long-Term Incentive Award will be paid until such certification is made by the Committee.

(e)    Payment of Long-Term Incentive Awards. Except as otherwise provided herein, Long-Term Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 5(d). All or any part of any outstanding Long-Term Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.    Annual Incentive Awards.

(a)    Terms and Conditions. The amount, form, terms and conditions of each Annual Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions upon which such Award shall be paid to the Participant or forfeited. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of an Annual Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b)    Dollar Limitation. At the time an Annual Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in respect of performance in any one Plan Year, Annual Incentive Awards intended to satisfy such requirements in a maximum amount exceeding in the aggregate $10 million.

(c)    Committee Certification. If the Company establishes conditions to the entitlement of an Annual Incentive Award relating to the achievement of Performance Criteria pursuant to Section 6(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Annual Incentive Award. No Annual Incentive Award will be paid until such certification is made by the Committee.

(d)    Payment of Annual Incentive Awards. Except as otherwise set forth herein, Annual Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 6(c). All or any part of any outstanding Annual Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

7.    No Right to Continued Employment. Nothing in the Plan or in any Award certificate or agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

8.    Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations in respect of the payment of an Award to the Participant, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

9.    Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

10.    Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

11.    Right of Offset. The Company shall have the right to offset against its obligation to deliver amounts under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

12.    Effective Date. The Plan shall become effective upon approval by the stockholders of the Company on June 5, 2012.

13.    Severability. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

14.    Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

15.    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award certificates or agreements, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

16.    Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any clawback policy adopted by the Company.

17.    Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

18.    Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

19.    Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

20.    Final Issuance Date. No Awards shall be made under this Plan after June 5, 2017.

Annex C

AMC Networks Inc. Amended and Restated 2011 Stock Plan For Non–Employee Directors

1.    Purpose. The purposes of the AMC Networks Inc. 2011 Stock Plan for Non–Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

2.    Definitions. The following terms shall have the respective meanings assigned to them as used herein:

(a)    “Award” shall mean an Option, Restricted Stock Unit or other stock–based award granted under the Plan.

(b)    “Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(c)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d)    “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(e)    “Company” shall mean AMC Networks Inc., a Delaware corporation.

(f)    “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self–regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(g)    “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over–the–counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the generality of the foregoing, if the Company has established an electronic exercise program with a broker for the exercise of Options and the Shares underlying the Options are publicly traded, the Fair Market Value of a Share for purposes of net cashless exercise and withholding taxes shall be the price of a Share on such stock exchange at the time of exercise.

(h)    “GAAP” shall mean accounting principles generally accepted in the United States of America.

(i)    “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(j)    “Non–Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(k)    “Option” shall mean an option granted pursuant to Section 6.1 of the Plan.

(l)    “Participant” shall mean a Non–Employee Director who has been granted an Award under the Plan.

(m)    “Plan” shall mean the AMC Networks Inc. 2011 Stock Plan for Non–Employee Directors, as amended from time to time.

(n)    “Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(o)    “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share.

3.    Plan Administration.

3.1.    Committee. The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non–employee directors” under Rule 16b–3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.

3.2.    Authority. The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.3.    Liability. No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by–laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.    Eligibility. All Non–Employee Directors are eligible for the grant of Awards. Non-Employee Directors of Cablevision Systems Corporation (“Cablevision”) are also eligible for the grant of Shares in connection with the spin-off of the Company from Cablevision in respect of their outstanding awards issued by Cablevision.

5.    Shares Subject to the Plan.

5.1.    Number. The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 465,000, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

5.2.    Adjustment in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

6.    Terms and Conditions of Awards.

6.1.    Options.

6.1.1    Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.1.2    Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.

6.1.3    Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

6.1.4    Written Notice for Exercise. An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company).

6.1.5    Payment. Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book–entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.

6.1.6    Settlement of an Option. When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the

Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

6.2.    Restricted Stock Units.

6.2.1    Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.2.2    Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

6.2.3    Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

6.3.    Grant of Other Stock–Based Awards. The Committee may grant other types of equity–based or equity–related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7.    No Rights of a Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

8.    Compliance with Rule 16b–3. It is the Company’s intent that the Plan comply in all respects with Rule 16b–3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b–3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

9.    Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

10.    Withholding. If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.

11.    Non–Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

12.    Administration and Amendment of Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

13.    Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

14.    Effective Date. The Plan shall become effective upon approval by the stockholders of the Company.

15.    Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

16.    Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.    Non–Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non–uniform and selective determinations, amendments and adjustments, and to enter into non–uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.

18.    Governing Law. The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to principles of conflicts of laws.

19.    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

20.    Duration. This Plan shall remain in effect until June 5, 2022 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

21.    Distribution Issuance.

21.1.    Notwithstanding Section 3 of the Plan, the Compensation Committee (the “Cablevision Committee”) of the Board of Directors of Cablevision Systems Corporation (“Cablevision”) may grant Awards with respect to outstanding equity awards of Cablevision in connection with the distribution by Cablevision to holders of its common stock of all of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the Cablevision Committee shall have full authority to grant Awards in connection with the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the Cablevision Committee shall be considered a “Covered Person” for purposes of Section 3.3 of the Plan.

21.2.    Notwithstanding Section 6.1.2 of the Plan, the exercise price per Share of the Shares to be purchased pursuant to each Option granted by the Cablevision Committee in connection with the Distribution may be less than the Fair Market Value of a Share on the date on which the Option is granted, in order to preserve the intrinsic value of the outstanding Cablevision equity awards prior to the Distribution.

AMC NETWORKS INC. II PENN PLAZA NEW YORK, NY 10001

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Notice of Internet availability of Proxy Materials:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 4, 2012 (June 1 for participants in the Cablevision 401(k) Savings Plan and MSG Holdings, L.P. 401(k) Savings Plan). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on June 4, 2012 (June 1, 2012 for participants in the Cablevision 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 4, 2012.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45414-P21276                                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMC NETWORKS INC.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal (1), FOR Proposals (2), (3), (4), (5) and (6), and FOR THREE YEARS on Proposal (7) below, as more fully described in the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following Director nominees:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of the following nominees as Directors:
(01) Neil M. Ashe (03) Leonard Tow
(02) Alan D. Schwartz (04) Robert C. Wright
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2012				☐	☐	☐
3.	To approve the AMC Networks Inc. Amended and Restated 2011 Employee Stock Plan				☐	☐	☐
4.	To approve the AMC Networks Inc. Amended and Restated 2011 Cash Incentive Plan				☐	☐	☐
5.	To approve the AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors				☐	☐	☐
6.	To approve, on an advisory basis, compensation of our executive officers				☐	☐	☐
				3 Years	2 Years	1 Year	Abstain
The Board of Directors recommends you vote FOR 3 YEARS on the following proposal:
7.	An advisory vote on the frequency of the advisory vote on the compensation of our executive officers			☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

▲ FOLD AND DETACH HERE ▲	M45415-P21276

CLASS A PROXY

AMC NETWORKS INC.

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on June 5, 2012

The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the IFC Center, 323 Sixth Avenue, New York, New York, on Tuesday, June 5, 2012, at 10:00 a.m., and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Attention participants in the Cablevision 401(k) Savings Plan or MSG Holdings, L.P. 401(k) Savings Plan: If shares of AMC Networks Inc. Class A Common Stock are held through either plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plans, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Time, on June 1, 2012 so that the Trustee (who votes the shares on behalf of the Plans’ participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information.

Important Notice:All meeting attendees will be asked to present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 9, 2012 (the “Record Date”). If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the annual meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc.

(Continued and to be signed on the reverse side)

AMC NETWORKS INC. II PENN PLAZA NEW YORK, NY 10001

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Notice of Internet availability of Proxy Materials:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 4, 2012. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on June 4, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 4, 2012.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45416-P21276                                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMC NETWORKS INC.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal (1), FOR Proposals (2), (3), (4), (5) and (6), and FOR THREE YEARS on Proposal (7) below, as more fully described in the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following Director nominees:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of the following nominees as Directors:
(01) William J. Bell (05) Patrick F. Dolan
(02) James L. Dolan (06) Thomas C. Dolan
(03) Charles F. Dolan (07) Brian G. Sweeney
(04) Kristin A. Dolan (08) Marianne Dolan Weber
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2012				☐	☐	☐
3.	To approve the AMC Networks Inc. Amended and Restated 2011 Employee Stock Plan				☐	☐	☐
4.	To approve the AMC Networks Inc. Amended and Restated 2011 Cash Incentive Plan				☐	☐	☐
5.	To approve the AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors				☐	☐	☐
6.	To approve, on an advisory basis, compensation of our executive officers				☐	☐	☐
				3 Years	2 Years	1 Year	Abstain
The Board of Directors recommends you vote FOR 3 YEARS on the following proposal:
7.	An advisory vote on the frequency of the advisory vote on the compensation of our executive officers			☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

▲ FOLD AND DETACH HERE ▲	M45417-P21276

CLASS B PROXY

AMC NETWORKS INC.

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on June 5, 2012

The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the IFC Center, 323 Sixth Avenue, New York, New York, on Tuesday, June 5, 2012, at 10:00 a.m., and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Important Notice: All meeting attendees will be asked to present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 9, 2012 (the “Record Date”). If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the annual meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc..

(Continued and to be signed on the reverse side)